Exhibit 99.2

Supplemental Information

First Quarter 2009

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries

1

Bank of America Corporation and Subsidiaries

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2009	Fourth Quarter 2008 (1)	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Income statement
Net interest income	$12,497	$13,106	$11,642	$10,621	$9,991
Noninterest income	23,261	2,574	7,979	9,789	7,080
Total revenue, net of interest expense	35,758	15,680	19,621	20,410	17,071
Provision for credit losses	13,380	8,535	6,450	5,830	6,010
Noninterest expense, before merger and restructuring charges	16,237	10,641	11,413	9,447	9,093
Merger and restructuring charges	765	306	247	212	170
Income tax expense (benefit)	1,129	(2,013)	334	1,511	588
Net income (loss)	4,247	(1,789)	1,177	3,410	1,210
Preferred stock dividends	1,433	603	473	186	190
Net income (loss) applicable to common shareholders	2,814	(2,392)	704	3,224	1,020
Diluted earnings (loss) per common share	0.44	(0.48)	0.15	0.72	0.23
Average diluted common shares issued and outstanding	6,431,027	4,957,049	4,563,508	4,457,193	4,461,201
Dividends paid per common share	$0.01	$0.32	$0.64	$0.64	$0.64

Performance ratios
Return on average assets	0.68%	(0.37)%	0.25%	0.78%	0.28%
Return on average common shareholders’ equity	7.10	(6.68)	1.97	9.25	2.90
Return on average tangible shareholders’ equity (2)	12.41	(8.10)	6.11	18.12	7.06
At period end
Book value per share of common stock	$25.98	$27.77	$30.01	$31.11	$31.22
Tangible book value per share of common stock (2)	10.88	10.11	10.50	11.87	11.90
Market price per share of common stock:
Closing price	$6.82	$14.08	$35.00	$23.87	$37.91
High closing price for the period	14.33	38.13	37.48	40.86	45.03
Low closing price for the period	3.14	11.25	18.52	23.87	35.31
Market capitalization	43,654	70,645	159,672	106,292	168,806

Number of banking centers - domestic	6,145	6,139	6,139	6,131	6,148
Number of branded ATMs - domestic	18,532	18,685	18,584	18,531	18,491
Full-time equivalent employees	284,802	240,202	247,024	206,587	209,096

(1)	Due to a net loss for the three months ended December 31, 2008, the impact of antidilutive equity instruments were excluded from diluted earnings per share and average diluted common shares.
(2)	Return on average tangible shareholders’ equity and tangible book value per share of common stock are non-GAAP measures. For corresponding reconciliations of average tangible shareholders’ equity and common tangible shareholders’ equity to GAAP financial measures, see Supplemental Financial Data on page 3. We believe the use of these non-GAAP measures provide additional clarity in assessing the results of the Corporation.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income	$12,819	$13,406	$11,920	$10,937	$10,291
Total revenue, net of interest expense	36,080	15,980	19,899	20,726	17,371
Net interest yield	2.70%	3.31%	2.93%	2.92%	2.73%
Efficiency ratio	47.12	68.51	58.60	46.60	53.32

Reconciliation to GAAP financial measures

Return on average tangible shareholders’ equity utilizes non-GAAP allocation methodologies. Return on average tangible shareholders’ equity measures the earnings contribution of the Corporation as a percentage of shareholders’ equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. This measure is used to evaluate our use of equity (i.e., capital) at the individual unit level and are integral components in the analytics for resource allocation. The efficiency ratio measures the costs expended to generate a dollar of revenue. We believe the use of these non-GAAP measures provides additional clarity in assessing the results of the Corporation.

Other companies may define or calculate supplemental financial data differently. See the tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008.

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity

Average shareholders’ equity	$228,766	$176,566	$166,454	$161,428	$154,728
Average goodwill	(84,448)	(81,841)	(81,977)	(77,815)	(77,628)
Intangible assets	(9,439)	(8,818)	(9,547)	(9,618)	(10,030)
Related deferred tax liabilities	3,977	1,913	1,683	1,687	1,846

Average tangible shareholders’ equity	$138,856	$87,820	$76,613	$75,682	$68,916

Reconciliation of ending common shareholders’ equity to ending common tangible shareholders’ equity
Ending common shareholders’ equity	$166,272	$139,351	$136,888	$138,540	$139,003
Ending goodwill	(86,910)	(81,934)	(81,756)	(77,760)	(77,872)
Intangible assets	(13,703)	(8,535)	(9,167)	(9,603)	(9,821)
Related deferred tax liabilities	3,958	1,854	1,914	1,679	1,687

Ending common tangible shareholders’ equity	$69,617	$50,736	$47,879	$52,856	$52,997

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	First Quarter 2009	Fourth Quarter 2008 (1)	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Interest income
Interest and fees on loans and leases	$13,349	$14,220	$14,261	$13,121	$14,415
Interest on debt securities	3,830	3,851	3,621	2,900	2,774
Federal funds sold and securities borrowed or purchased under agreements to resell	1,155	393	912	800	1,208
Trading account assets	2,428	2,120	2,344	2,229	2,364
Other interest income	1,394	1,018	1,058	977	1,098

Total interest income	22,156	21,602	22,196	20,027	21,859

Interest expense
Deposits	2,543	3,296	3,846	3,520	4,588
Short-term borrowings	2,221	1,910	3,223	3,087	4,142
Trading account liabilities	579	524	661	749	840
Long-term debt	4,316	2,766	2,824	2,050	2,298

Total interest expense	9,659	8,496	10,554	9,406	11,868

Net interest income	12,497	13,106	11,642	10,621	9,991

Noninterest income
Card income	2,865	3,102	3,122	3,451	3,639
Service charges	2,533	2,559	2,722	2,638	2,397
Investment and brokerage services	2,963	1,072	1,238	1,322	1,340
Investment banking income	1,055	618	474	695	476
Equity investment income (loss)	1,202	(791)	(316)	592	1,054
Trading account profits (losses)	5,201	(4,101)	(384)	357	(1,783)
Mortgage banking income	3,314	1,523	1,674	439	451
Insurance income	688	741	678	217	197
Gains on sales of debt securities	1,498	762	10	127	225
Other income (loss)	1,942	(2,911)	(1,239)	(49)	(916)

Total noninterest income	23,261	2,574	7,979	9,789	7,080

Total revenue, net of interest expense	35,758	15,680	19,621	20,410	17,071

Provision for credit losses	13,380	8,535	6,450	5,830	6,010

Noninterest expense
Personnel	8,768	4,027	5,198	4,420	4,726
Occupancy	1,128	1,003	926	848	849
Equipment	622	447	440	372	396
Marketing	521	555	605	571	637
Professional fees	405	521	424	362	285
Amortization of intangibles	520	477	464	447	446
Data processing	648	641	755	587	563
Telecommunications	327	292	288	266	260
Other general operating	3,298	2,678	2,313	1,574	931
Merger and restructuring charges	765	306	247	212	170

Total noninterest expense	17,002	10,947	11,660	9,659	9,263

Income (loss) before income taxes	5,376	(3,802)	1,511	4,921	1,798
Income tax expense (benefit)	1,129	(2,013)	334	1,511	588

Net income (loss)	$4,247	$(1,789)	$1,177	$3,410	$1,210

Preferred stock dividends	1,433	603	473	186	190

Net income (loss) applicable to common shareholders	$2,814	$(2,392)	$704	$3,224	$1,020

Per common share information
Earnings (loss)	$0.44	$(0.48)	$0.15	$0.72	$0.23
Diluted earnings (loss)	0.44	(0.48)	0.15	0.72	0.23
Dividends paid	0.01	0.32	0.64	0.64	0.64
Average common shares issued and outstanding	6,370,815	4,957,049	4,543,963	4,435,719	4,427,823
Average diluted common shares issued and outstanding	6,431,027	4,957,049	4,563,508	4,457,193	4,461,201

(1)	Due to a net loss for the three months ended December 31, 2008, the impact of antidilutive equity instruments were excluded from diluted earnings per share and average diluted common shares.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries

Consolidated Balance Sheet

(Dollars in millions)

	March 31 2009	December 31 2008	March 31 2008
Assets
Cash and cash equivalents	$173,460	$32,857	$40,512
Time deposits placed and other short-term investments	23,947	9,570	8,807
Federal funds sold and securities borrowed or purchased under agreements to resell	153,230	82,478	120,289
Trading account assets	203,131	159,522	165,693
Derivative assets	137,311	62,252	50,925
Debt securities	262,638	277,589	223,000
Loans and leases, net of allowance:
Loans and leases	977,008	931,446	873,870
Allowance for loan and lease losses	(29,048)	(23,071)	(14,891)
Total loans and leases, net of allowance	947,960	908,375	858,979
Premises and equipment, net	15,549	13,161	11,297
Mortgage servicing rights (includes $14,096, $12,733 and $3,163 measured at fair value)	14,425	13,056	3,470
Goodwill	86,910	81,934	77,872
Intangible assets	13,703	8,535	9,821
Loans held-for-sale	40,214	31,454	33,364
Other assets	249,485	137,160	132,473
Total assets	$2,321,963	$1,817,943	$1,736,502

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$233,902	$213,994	$193,789
Interest-bearing	639,616	576,938	506,062
Deposits in foreign offices:
Noninterest-bearing	4,133	4,004	3,333
Interest-bearing	75,857	88,061	93,885
Total deposits	953,508	882,997	797,069
Federal funds purchased and securities loaned or sold under agreements to repurchase	246,734	206,598	219,738
Trading account liabilities	52,993	57,287	76,032
Derivative liabilities	76,582	30,709	29,170
Commercial paper and other short-term borrowings	185,816	158,056	190,856
Accrued expenses and other liabilities (includes $1,357, $421 and $507 of reserve for unfunded lending commitments)	126,030	36,952	64,528
Long-term debt	440,751	268,292	202,800
Total liabilities	2,082,414	1,640,891	1,580,193
Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 9,778,142, 8,202,042 and 7,325,067 shares	73,277	37,701	17,306
Common stock and additional paid-in capital, $0.01 par value; authorized - 10,000,000,000, 10,000,000,000, and 7,500,000,000 shares; issued and outstanding - 6,400,949,995, 5,017,435,592 and 4,452,810,412 shares	100,864	76,766	61,080
Retained earnings	76,877	73,823	79,554
Accumulated other comprehensive income (loss)	(11,164)	(10,825)	(884)
Other	(305)	(413)	(747)
Total shareholders’ equity	239,549	177,052	156,309
Total liabilities and shareholders’ equity	$2,321,963	$1,817,943	$1,736,502

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries

Capital Management

(Dollars in millions)

	First Quarter 2009 (1)	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Risk-based capital:
Tier 1 capital	$171,094	$120,814	$100,248	$101,439	$93,899
Total capital	237,936	171,661	153,318	154,983	146,531
Risk-weighted assets	1,695,844	1,320,824	1,328,084	1,230,307	1,250,942
Tier 1 capital ratio	10.09%	9.15%	7.55%	8.25%	7.51%
Total capital ratio	14.03	13.00	11.54	12.60	11.71
Tangible equity ratio (2)	6.42	5.11	4.13	4.72	4.26
Tangible common equity ratio (3)	3.13	2.93	2.75	3.24	3.21
Tier 1 leverage ratio	7.07	6.44	5.51	6.07	5.59

(1)	Preliminary data on risk-based capital
(2)	Tangible equity ratio equals shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities.
(3)	Tangible common equity ratio equals common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities.

*	Preliminary data on risk-based capital

Outstanding Common Stock

No common shares were repurchased in the first quarter of 2009.

75.0	million shares remain outstanding under the 2008 authorized program.

8.0 million shares were issued in the first quarter of 2009 under employee stock plans. In addition, approximately 1.38 billion shares were issued as a result of the acquisition of Merrill Lynch.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries

Core Net Interest Income - Managed Basis

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (1)
As reported	$12,819	$13,406	$11,920	$10,937	$10,291
Impact of market-based net interest income (2)	(1,895)	(1,566)	(1,323)	(1,238)	(1,167)

Core net interest income	10,924	11,840	10,597	9,699	9,124
Impact of securitizations (3)	2,749	2,257	2,310	2,254	2,090

Core net interest income - managed basis	$13,673	$14,097	$12,907	$11,953	$11,214

Average earning assets
As reported	$1,912,483	$1,616,673	$1,622,466	$1,500,234	$1,510,295
Impact of market-based earning assets (2)	(488,411)	(311,777)	(370,140)	(367,188)	(394,838)

Core average earning assets	1,424,072	1,304,896	1,252,326	1,133,046	1,115,457
Impact of securitizations (4)	91,567	93,189	101,743	103,131	102,577

Core average earning assets - managed basis	$1,515,639	$1,398,085	$1,354,069	$1,236,177	$1,218,034

Net interest yield contribution (1, 5)
As reported	2.70%	3.31%	2.93%	2.92%	2.73%
Impact of market-based activities (2)	0.39	0.31	0.44	0.51	0.55

Core net interest yield on earning assets	3.09	3.62	3.37	3.43	3.28
Impact of securitizations	0.54	0.40	0.43	0.45	0.41

Core net interest yield on earning assets - managed basis	3.63%	4.02%	3.80%	3.88%	3.69%

(1)	Fully taxable-equivalent basis
(2)	Represents the impact of market-based income in Global Markets and certain market-based income amounts in Global Banking from sharing arrangements with Global Markets.
(3)	Represents the impact of securitizations utilizing actual bond costs. This is different from the segment view which utilizes funds transfer pricing methodologies.
(4)	Represents average securitized loans less accrued interest receivable and certain securitized bonds retained.
(5)	Calculated on an annualized basis.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	First Quarter 2009			Fourth Quarter 2008			First Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$26,158	$191	2.96%	$10,511	$158	5.97%	$10,596	$94	3.56%
Federal funds sold and securities borrowed or purchased under agreements to resell	244,280	1,155	1.90	104,843	393	1.50	145,043	1,208	3.34
Trading account assets	259,322	2,499	3.89	205,698	2,170	4.21	192,410	2,417	5.04
Debt securities (1)	286,249	3,902	5.47	280,942	3,913	5.57	219,377	2,835	5.17
Loans and leases (2):
Residential mortgage	265,121	3,680	5.57	253,560	3,596	5.67	270,541	3,837	5.68
Home equity	158,575	1,787	4.55	151,943	1,954	5.12	116,562	1,872	6.46
Discontinued real estate	19,386	386	7.97	21,324	459	8.60	n/a	n/a	n/a
Credit card - domestic	58,960	1,606	11.05	64,906	1,784	10.94	63,277	1,774	11.28
Credit card - foreign	16,858	449	10.81	17,211	521	12.05	15,241	474	12.51
Direct/Indirect consumer (3)	100,741	1,684	6.78	83,331	1,714	8.18	78,705	1,699	8.68
Other consumer (4)	3,408	64	7.50	3,544	70	7.83	4,049	87	8.61
Total consumer	623,049	9,656	6.25	595,819	10,098	6.76	548,375	9,743	7.13
Commercial - domestic	240,683	2,485	4.18	226,095	2,890	5.09	212,394	3,198	6.06
Commercial real estate (5)	72,206	550	3.09	64,586	706	4.35	62,202	887	5.74
Commercial lease financing	22,056	279	5.05	22,069	242	4.40	22,227	261	4.69
Commercial - foreign	36,127	462	5.18	32,994	373	4.49	30,463	387	5.11
Total commercial	371,072	3,776	4.12	345,744	4,211	4.85	327,286	4,733	5.81
Total loans and leases	994,121	13,432	5.46	941,563	14,309	6.06	875,661	14,476	6.64
Other earning assets	102,353	1,299	5.12	73,116	959	5.22	67,208	1,129	6.75
Total earning assets (6)	1,912,483	22,478	4.74	1,616,673	21,902	5.40	1,510,295	22,159	5.89
Cash and cash equivalents	153,007			77,388			33,949
Other assets, less allowance for loan and lease losses	453,644			254,793			220,683
Total assets	$2,519,134			$1,948,854			$1,764,927

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$32,378	$58	0.72%	$31,561	$58	0.73%	$31,798	$50	0.63%
NOW and money market deposit accounts	343,215	435	0.51	285,410	813	1.13	248,949	1,139	1.84
Consumer CDs and IRAs	235,787	1,715	2.95	229,410	1,835	3.18	188,005	2,071	4.43
Negotiable CDs, public funds and other time deposits	31,188	149	1.94	36,510	270	2.94	32,201	320	4.00
Total domestic interest-bearing deposits	642,568	2,357	1.49	582,891	2,976	2.03	500,953	3,580	2.87
Foreign interest-bearing deposits:
Banks located in foreign countries	26,052	48	0.75	41,398	125	1.20	39,196	400	4.10
Governments and official institutions	9,849	6	0.25	13,738	30	0.87	14,650	132	3.62
Time, savings and other	58,380	132	0.92	48,836	165	1.34	53,064	476	3.61
Total foreign interest-bearing deposits	94,281	186	0.80	103,972	320	1.22	106,910	1,008	3.79
Total interest-bearing deposits	736,849	2,543	1.40	686,863	3,296	1.91	607,863	4,588	3.04
Federal funds purchased and securities loaned or sold under agreements to repurchase and other short-term borrowings	591,928	2,222	1.52	459,743	1,910	1.65	452,854	4,142	3.68
Trading account liabilities	70,799	579	3.32	70,859	524	2.94	82,432	840	4.10
Long-term debt	446,975	4,315	3.89	255,709	2,766	4.32	198,463	2,298	4.63
Total interest-bearing liabilities (6)	1,846,551	9,659	2.11	1,473,174	8,496	2.30	1,341,612	11,868	3.55
Noninterest-bearing sources:
Noninterest-bearing deposits	227,232			205,278			179,760
Other liabilities	216,585			93,836			88,827
Shareholders’ equity	228,766			176,566			154,728
Total liabilities and shareholders’ equity	$2,519,134			$1,948,854			$1,764,927
Net interest spread			2.63%			3.10%			2.34%
Impact of noninterest-bearing sources			0.07			0.21			0.39
Net interest income/yield on earning assets		$12,819	2.70%		$13,406	3.31%		$10,291	2.73%

(1)	Yields on AFS debt securities are calculated based on fair value rather than historical cost balances. The use of fair value does not have a material impact on net interest yield.
(2)	Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is recognized on a cash basis. We account for acquired impaired loans in accordance with SOP 03-3. Loans accounted for in accordance with SOP 03-3 were written down to fair value upon acquisition and acrete interest income over the remaining life of the loan.
(3)	Includes foreign consumer loans of $1.7 billion in the first quarter of 2009, and $2.0 billion and $3.3 billion in the fourth and first quarters of 2008.
(4)	Includes consumer finance loans of $2.6 billion in the first quarter of 2009, and $2.7 billion and $3.0 billion in the fourth and first quarters of 2008; and other foreign consumer loans of $596 million in the first quarter of 2009, and $654 million and $857 million in the fourth and first quarters of 2008.
(5)	Includes domestic commercial real estate loans of $70.9 billion in the first quarter of 2009, and $63.6 billion and $61.0 billion in the fourth and first quarters of 2008.
(6)	Interest income includes the impact of interest rate risk management contracts, which decreased interest income on the underlying assets $61 million in the first quarter of 2009, and $41 million and $103 million in the fourth and first quarters of 2008. Interest expense includes the impact of interest rate risk management contracts, which increased (decreased) interest expense on the underlying liabilities $(512) million in the first quarter of 2009, and $237 million and $49 million in the fourth and first quarters of 2008.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis - Isolating Hedge Income/Expense (1)

(Dollars in millions)

	First Quarter 2009			Fourth Quarter 2008			First Quarter 2008
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments (2)	$26,158	$191	2.96%	$10,511	$162	6.13%	$10,596	$98	3.71%
Federal funds sold and securities borrowed or purchased under agreements to resell (2)	244,280	1,158	1.90	104,843	414	1.57	145,043	1,278	3.53
Trading account assets	259,322	2,499	3.89	205,698	2,170	4.21	192,410	2,417	5.04
Debt securities (2)	286,249	3,930	5.51	280,942	3,928	5.59	219,377	2,836	5.17
Loans and leases:
Residential mortgage	265,121	3,680	5.57	253,560	3,596	5.67	270,541	3,837	5.68
Home equity	158,575	1,787	4.55	151,943	1,954	5.12	116,562	1,872	6.46
Discontinued real estate	19,386	386	7.97	21,324	459	8.60	n/a	n/a	n/a
Credit card - domestic	58,960	1,606	11.05	64,906	1,784	10.94	63,277	1,774	11.28
Credit card - foreign	16,858	449	10.81	17,211	521	12.05	15,241	474	12.51
Direct/Indirect consumer	100,741	1,684	6.78	83,331	1,714	8.18	78,705	1,699	8.68
Other consumer	3,408	64	7.50	3,544	70	7.83	4,049	87	8.61
Total consumer	623,049	9,656	6.25	595,819	10,098	6.76	548,375	9,743	7.13
Commercial - domestic (2)	240,683	2,515	4.24	226,095	2,893	5.09	212,394	3,225	6.11
Commercial real estate	72,206	550	3.09	64,586	706	4.35	62,202	887	5.74
Commercial lease financing	22,056	279	5.05	22,069	242	4.40	22,227	261	4.69
Commercial - foreign	36,127	462	5.18	32,994	373	4.49	30,463	387	5.11
Total commercial	371,072	3,806	4.15	345,744	4,214	4.85	327,286	4,760	5.85
Total loans and leases	994,121	13,462	5.47	941,563	14,312	6.06	875,661	14,503	6.65
Other earning assets (2)	102,353	1,299	5.12	73,116	957	5.22	67,208	1,130	6.75
Total earning assets - excluding hedge impact	1,912,483	22,539	4.75	1,616,673	21,943	5.41	1,510,295	22,262	5.92
Net hedge income (expense) on assets		(61)			(41)			(103)
Total earning assets - including hedge impact	1,912,483	22,478	4.74	1,616,673	21,902	5.40	1,510,295	22,159	5.89
Cash and cash equivalents	153,007			77,388			33,949
Other assets, less allowance for loan and lease losses	453,644			254,793			220,683
Total assets	$2,519,134			$1,948,854			$1,764,927

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$32,378	$58	0.72%	$31,561	$58	0.73%	$31,798	$50	0.63%
NOW and money market deposit accounts (2)	343,215	436	0.51	285,410	813	1.13	248,949	1,134	1.83
Consumer CDs and IRAs (2)	235,787	1,651	2.84	229,410	1,765	3.06	188,005	1,950	4.17
Negotiable CDs, public funds and other time deposits (2)	31,188	146	1.89	36,510	267	2.90	32,201	318	3.97
Total domestic interest-bearing deposits	642,568	2,291	1.44	582,891	2,903	1.98	500,953	3,452	2.77
Foreign interest-bearing deposits:
Banks located in foreign countries (2)	26,052	41	0.64	41,398	119	1.14	39,196	398	4.08
Governments and official institutions	9,849	6	0.25	13,738	30	0.87	14,650	132	3.62
Time, savings and other	58,380	132	0.92	48,836	165	1.34	53,064	476	3.61
Total foreign interest-bearing deposits	94,281	179	0.77	103,972	314	1.20	106,910	1,006	3.79
Total interest-bearing deposits	736,849	2,470	1.36	686,863	3,217	1.86	607,863	4,458	2.95
Federal funds purchased, and securities loaned or sold under agreements to repurchase and other short-term borrowings (2)	591,928	1,915	1.31	459,743	1,549	1.34	452,854	4,134	3.67
Trading account liabilities	70,799	579	3.32	70,859	524	2.94	82,432	840	4.10
Long-term debt (2)	446,975	5,207	4.69	255,709	2,969	4.64	198,463	2,387	4.81
Total interest-bearing liabilities - excluding hedge impact	1,846,551	10,171	2.23	1,473,174	8,259	2.23	1,341,612	11,819	3.54
Net hedge (income) expense on liabilities		(512)			237			49
Total interest-bearing liabilities - including hedge impact	1,846,551	9,659	2.11	1,473,174	8,496	2.30	1,341,612	11,868	3.55
Noninterest-bearing sources:
Noninterest-bearing deposits	227,232			205,278			179,760
Other liabilities	216,585			93,836			88,827
Shareholders’ equity	228,766			176,566			154,728
Total liabilities and shareholders’ equity	$2,519,134			$1,948,854			$1,764,927
Net interest spread			2.52			3.18			2.38
Impact of noninterest-bearing sources			0.07			0.21			0.39
Net interest income/yield on earning assets - excluding hedge impact		$12,368	2.59%		$13,684	3.39%		$10,443	2.77%
Net impact of hedge income (expense)		451	0.11		(278)	(0.08)		(152)	(0.04)
Net interest income/yield on earning assets		$12,819	2.70%		$13,406	3.31%		$10,291	2.73%

(1)       This table presents a non-GAAP financial measure. The impact of interest rate risk management derivatives is shown separately. Interest income and interest expense amounts, and the yields and rates have been adjusted. Management believes this presentation is useful to investors because it adjusts for the impact of our hedging decisions and provides a better understanding of our hedging activities. The impact of interest rate risk management derivatives is not material to the average balances presented above.

(2)       The following presents the impact of interest rate risk management derivatives on interest income and interest expense.

           Interest income excludes the impact of interest rate risk management contracts, which increased (decreased) interest income on:

		First Quarter 2009			Fourth Quarter 2008			First Quarter 2008
Time deposits placed and other short-term investments		$—			$(4)			$(4)
Federal funds sold and securities borrowed or purchased under agreements to resell		(3)			(21)			(70)
Debt securities		(28)			(15)			(1)
Commercial - domestic		(30)			(3)			(27)
Other earning assets		—			2			(1)

Net hedge income (expense) on assets		$(61)			$(41)			$(103)

Interest expense excludes the impact of interest rate risk management contracts, which increased (decreased) interest expense on:

NOW and money market deposit accounts		$(1)			$—			$5
Consumer CDs and IRAs		64			70			121
Negotiable CDs, public funds and other time deposits		3			3			2
Banks located in foreign countries		7			6			2
Federal funds purchased, and securities loaned or sold under agreements to repurchase and other short-term borrowings		307			361			8
Long-term debt		(892)			(203)			(89)

Net hedge (income) expense on liabilities		$(512)			$237			$49

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries

Debt Securities and Available-for-Sale Marketable Equity Securities

(Dollars in millions)

	March 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S Treasury securities and agency debentures	$ 4,353	$ 249	$ (9)	$ 4,593
Mortgage-backed securities:
Agency MBSs	136,194	3,116	(130)	139,180
Agency collateralized mortgage obligations	20,842	365	(51)	21,156
Non-agency MBSs	58,129	1,649	(10,941)	48,837
Foreign securities	5,363	5	(940)	4,428
Corporate/Agency bonds	5,588	37	(1,142)	4,483
Other taxable securities (1)	22,539	61	(653)	21,947

Total taxable securities	253,008	5,482	(13,866)	244,624
Tax-exempt securities	10,142	83	(655)	9,570

Total available-for-sale debt securities	$263,150	$5,565	$(14,521)	$254,194

Held-to-maturity debt securities (2)	8,444	—	—	8,444

Total debt securities	$271,594	$5,565	$(14,521)	$262,638

Available-for-sale marketable equity securities (3)	$ 17,456	$5,705	$ (1,340)	$ 21,821

	December 31, 2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
U.S Treasury securities and agency debentures	$ 4,540	$ 121	$ (14)	$ 4,647
Mortgage-backed securities:
Agency MBSs	191,913	3,064	(146)	194,831
Non-agency MBSs	43,224	860	(9,337)	34,747
Foreign securities	5,675	6	(678)	5,003
Corporate/Agency bonds	5,560	31	(1,022)	4,569
Other taxable securities (1)	24,832	11	(1,300)	23,543

Total taxable securities	275,744	4,093	(12,497)	267,340
Tax-exempt securities	10,501	44	(981)	9,564

Total available-for-sale debt securities	$286,245	$4,137	$(13,478)	$276,904

Held-to-maturity debt securities	685	—	—	685

Total debt securities	$286,930	$4,137	$(13,478)	$277,589

Available-for-sale marketable equity securities (3)	$ 18,892	$7,717	$ (1,537)	$ 25,072

(1)	Includes asset-backed securities
(2)	Includes held-to maturity debt securities of $7.8 billion issued by the credit card securitization trust and retained by the Corporation.
(3)	Represents those available-for-sale marketable equity securities that are recorded in the other assets on the Consolidated Balance Sheet.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries

Deposits Segment Results (1)

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (2)	$1,962	$3,049	$2,966	$2,687	$2,572
Noninterest income:
Service charges	1,503	1,676	1,821	1,742	1,564
All other income	(1)	10	11	33	14

Total noninterest income	1,502	1,686	1,832	1,775	1,578

Total revenue, net of interest expense	3,464	4,735	4,798	4,462	4,150

Provision for credit losses	311	235	232	276	246
Noninterest expense	2,363	2,253	2,134	2,339	2,216

Income before income taxes	790	2,247	2,432	1,847	1,688
Income tax expense (2)	297	739	918	697	628

Net income	$493	$1,508	$1,514	$1,150	$1,060

Net interest yield (2)	2.11%	3.29%	3.19%	3.25%	3.08%
Return on average equity	8.41	24.11	24.60	18.52	16.99
Efficiency ratio (2)	68.20	47.60	44.49	52.42	53.37

Balance sheet

Average
Total earning assets (3)	$377,198	$368,435	$369,924	$332,707	$336,187
Total assets (3)	403,173	394,814	395,112	364,889	367,596
Total deposits	377,575	378,951	379,071	337,253	339,464
Allocated equity	23,783	24,880	24,482	24,965	25,125

Period end
Total earning assets (3)	$391,603	$365,344	$372,628	$335,548	$342,116
Total assets (3)	417,410	392,036	399,328	363,764	374,173
Total deposits	391,604	376,974	383,078	336,136	345,990

(1)	Deposit balances of qualifying affluent customers are migrated to (from) GWM. After migration, the associated net interest income, service charges and noninterest expense are recorded in the appropriate segment.
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries

Deposits Key Indicators

(Dollars in millions, except as noted)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Average deposit balances
Checking	$126,101	$124,625	$125,844	$128,240	$125,855
Savings	29,564	28,687	29,392	30,092	28,828
MMS	78,441	80,677	80,364	69,772	66,361
CDs and IRAs	140,123	141,895	139,628	106,153	115,753
Foreign and other	3,346	3,067	3,843	2,996	2,667

Total average deposit balances	$377,575	$378,951	$379,071	$337,253	$339,464

Total balances migrated to (from) GWIM	$(6,140)	$4,542	$3,272	$5,631	$7,031

Deposit spreads (excludes noninterest costs)
Checking	4.18%	4.25%	4.23%	4.15%	4.28%
Savings	3.89	3.82	3.80	3.70	3.89
MMS	(0.14)	0.91	1.15	1.30	1.54
CDs and IRAs	0.09	0.26	0.14	0.40	0.53
Foreign and other	3.54	3.76	3.72	3.62	3.49
Total deposit spreads	1.71	1.99	2.01	2.31	2.40

Net new retail checking (units in thousands)	218	130	823	674	557

Online banking (end of period)
Active accounts (units in thousands)	29,515	28,854	28,636	25,299	24,949
Active billpay accounts (units in thousands)	16,031	15,861	15,732	13,269	13,081

Bank of America has the largest active online banking customer base with 29.5 million subscribers.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

16.0 million active bill pay users paid $80.3 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to far surpass that of any other financial institution.

Currently, approximately 340 companies are presenting 39.0 million e-bills per quarter.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries

Global Card Services Segment Results (1)

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (2)	$5,207	$5,237	$4,861	$4,680	$4,527
Noninterest income:
Card income	2,115	2,469	2,290	2,554	2,720
All other income	135	239	534	204	621

Total noninterest income	2,250	2,708	2,824	2,758	3,341

Total revenue, net of interest expense	7,457	7,945	7,685	7,438	7,868

Provision for credit losses (3)	8,221	5,723	5,468	4,071	4,312
Noninterest expense	2,075	2,178	2,406	2,378	2,199

Income (loss) before income taxes	(2,839)	44	(189)	989	1,357
Income tax expense (benefit) (2)	(1,070)	18	(63)	330	490

Net income (loss)	$(1,769)	$26	$(126)	$659	$867

Net interest yield (2)	9.41%	9.11%	8.22%	8.04%	7.93%
Return on average equity	(17.90)	0.26	(1.30)	6.88	9.18
Efficiency ratio (2)	27.83	27.42	31.31	31.97	27.95

Balance sheet

Average
Total loans and leases	$224,406	$228,519	$234,814	$233,593	$229,147
Total earning assets	224,406	228,605	235,161	234,088	229,465
Total assets	242,974	248,962	257,070	256,506	253,034
Allocated equity	40,070	39,907	38,614	38,559	38,001

Period end
Total loans and leases	$218,031	$228,573	$231,146	$235,625	$229,974
Total earning assets	217,841	228,628	231,305	236,002	230,361
Total assets	234,990	248,664	252,501	258,698	253,363

(1)	Presented on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - Global Card Services - Reconciliation on page 38).
(2)	Fully taxable-equivalent basis
(3)	Represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries

Global Card Services Key Indicators

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Credit Card Data (1)

Loans
Period end
Held credit card outstandings	$67,960	$81,274	$81,350	$78,642	$75,911
Securitization impact	105,392	100,960	102,048	108,520	107,847

Managed credit card outstandings	$173,352	$182,234	$183,398	$187,162	$183,758

Average
Held credit card outstandings	$75,818	$82,117	$80,489	$78,221	$78,518
Securitization impact	102,672	99,116	105,919	107,438	105,176

Managed credit card outstandings	$178,490	$181,233	$186,408	$185,659	$183,694

Credit Quality
Charge-offs $
Held net charge-offs	$1,612	$1,406	$1,242	$1,108	$956
Securitization impact	2,182	1,857	1,754	1,643	1,416

Managed credit card net losses	$3,794	$3,263	$2,996	$2,751	$2,372

Charge-offs %
Held net charge-offs	8.62%	6.82%	6.14%	5.69%	4.90%
Securitization impact	—	0.34	0.26	0.27	0.29

Managed credit card net losses	8.62%	7.16%	6.40%	5.96%	5.19%

30+ Delinquency $
Held delinquency	$5,365	$5,324	$4,675	$4,121	$4,017
Securitization impact	8,246	6,844	6,126	6,226	6,288

Managed delinquency	$13,611	$12,168	$10,801	$10,347	$10,305

30+ Delinquency %
Held delinquency	7.90%	6.55%	5.75%	5.24%	5.29%
Securitization impact	(0.05)	0.13	0.14	0.29	0.32

Managed delinquency	7.85%	6.68%	5.89%	5.53%	5.61%

90+ Delinquency $
Held delinquency	$2,816	$2,565	$2,330	$2,109	$2,055
Securitization impact	4,106	3,185	2,958	3,169	3,137

Managed delinquency	$6,922	$5,750	$5,288	$5,278	$5,192

90+ Delinquency %
Held delinquency	4.14%	3.16%	2.87%	2.68%	2.71%
Securitization impact	(0.15)	—	0.01	0.14	0.12

Managed delinquency	3.99%	3.16%	2.88%	2.82%	2.83%

Other Global Card Services Key Indicators

Managed credit card data
Gross interest yield	11.68%	11.87%	11.52%	11.44%	11.94%
Risk adjusted margin	4.65	6.47	6.75	6.39	6.92
New account growth (in thousands)	1,226	1,432	1,765	2,665	2,614
Purchase volumes	$48,056	$56,585	$62,662	$64,457	$59,821

Debit Card Data
Debit purchase volumes	$51,133	$52,925	$53,252	$54,268	$50,061

(1)	Credit Card includes U.S consumer, Europe and Canada credit card. Does not include business card, debit card and consumer lending.

Certain prior period amounts have been reclassified to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Segment Results

(Dollars in millions; except as noted)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (1)	$1,180	$1,019	$1,161	$660	$599
Noninterest income:
Mortgage banking income	3,403	1,603	1,755	409	656
Insurance income	581	646	569	113	88
All other income	60	(2)	15	119	29

Total noninterest income	4,044	2,247	2,339	641	773

Total revenue, net of interest expense	5,224	3,266	3,500	1,301	1,372

Provision for credit losses	3,372	1,623	818	2,035	1,812
Noninterest expense	2,650	2,734	2,725	715	722

Income (loss) before income taxes	(798)	(1,091)	(43)	(1,449)	(1,162)
Income tax expense (benefit) (1)	(300)	(404)	(16)	(536)	(430)

Net income (loss)	$(498)	$(687)	$(27)	$(913)	$(732)

Net interest yield (1)	2.60%	2.34%	3.12%	2.62%	2.52%
Return on average equity	(13.90)	(17.53)	(0.65)	(104.86)	(96.85)
Efficiency ratio (1)	50.73	83.72	77.83	55.01	52.66

Balance sheet

Average
Total loans and leases	$126,696	$122,074	$122,043	$91,206	$87,238
Total earning assets	184,066	173,169	148,218	101,116	95,545
Total assets	220,072	204,899	180,007	104,546	99,894
Allocated equity	14,526	15,603	16,387	3,502	3,040

Period end
Total loans and leases	$131,343	$122,956	$122,983	$92,073	$88,321
Total earning assets	184,147	175,618	167,346	100,919	97,881
Total assets	221,559	205,055	178,964	103,774	102,115

Period end (in billions)
Mortgage servicing portfolio (2)	$2,112.8	$2,057.3	$2,026.2	$540.8	$529.7

(1)	Fully taxable-equivalent basis
(2)	Servicing of residential mortgage loans, home equity lines of credit, home equity loans and discontinued real estate mortgage loans.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries

Home Loans & Insurance Key Indicators

(Dollars in millions, except as noted)

	First Quarter 2009		Fourth Quarter 2008		Third Quarter 2008		Second Quarter 2008		First Quarter 2008
Mortgage servicing rights at fair value rollforward:
Beginning balance	$12,733		$20,811		$4,250		$3,163		$3,053
Countrywide balance, July 1, 2008	—		—		17,188		—		—
Merrill Lynch balance, January 1, 2009	209		—		—		—		—
Additions	1,249		677		875		669		366
Impact of customer payments	(1,185)		(1,458)		(1,425)		(233)		(197)
Other changes in MSR	1,090		(7,297)		(77)		651		(59)

Ending balance	$14,096		$12,733		$20,811		$4,250		$3,163

Capitalized mortgage servicing rights
(% of loans serviced)	83	bps	77	bps	126	bps	145	bps	118	bps
Mortgage loans serviced for investors (in billions)	$1,699		$1,654		$1,654		$292		$268

Home Loans & Insurance
Mortgage production	$79,072		$42,761		$49,625		$18,515		$18,044
Home equity production	2,923		3,920		5,260		8,997		13,821
Total Corporation
Mortgage production	85,218		44,611		51,539		22,438		21,922
Home equity production	4,038		5,326		7,023		11,500		16,641

Mortgage banking income
Production income	$1,637		$691		$749		$283		$396
Servicing income:
Servicing fees and ancillary income	1,517		1,487		1,526		266		250
Impact of customer payments	(1,185)		(1,458)		(1,425)		(233)		(197)
Fair value changes of MSRs, net of economic hedge results	1,301		783		823		93		207
Other servicing-related revenue	133		100		82		—		—

Total net servicing income	1,766		912		1,006		126		260

Total Home Loans & Insurance mortgage banking income	3,403		1,603		1,755		409		656
Other business segment mortgage banking income (loss)	(89)		(80)		(81)		30		(205)

Total consolidated mortgage banking income	$3,314		$1,523		$1,674		$439		$451

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries

Global Banking Segment Results

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (1)	$2,810	$3,089	$2,710	$2,480	$2,298
Noninterest income:
Service charges	942	809	820	824	756
Investment banking income	643	446	263	392	358
All other income (loss)	246	(334)	429	728	444

Total noninterest income	1,831	921	1,512	1,944	1,558

Total revenue, net of interest expense	4,641	4,010	4,222	4,424	3,856

Provision for credit losses	1,848	1,402	802	400	526
Noninterest expense	2,511	1,116	1,770	1,751	1,740

Income before income taxes	282	1,492	1,650	2,273	1,590
Income tax expense (1)	107	451	616	862	590

Net income	$175	$1,041	$1,034	$1,411	$1,000

Net interest yield (1)	3.33%	3.60%	3.29%	3.10%	2.96%
Return on average equity	1.25	8.05	8.55	12.04	8.73
Efficiency ratio (1)	54.11	27.85	41.92	39.58	45.13

Balance sheet

Average
Total loans and leases	$330,972	$331,115	$320,813	$315,282	$305,924
Total earning assets (2)	341,725	341,453	327,517	321,385	312,497
Total assets (2)	397,985	394,906	382,413	376,733	366,256
Total deposits	196,061	198,246	176,570	169,738	160,726
Allocated equity	56,576	51,440	48,142	47,136	46,065

Period end
Total loans and leases	$325,263	$328,574	$326,970	$322,675	$311,557
Total earning assets (2)	335,081	338,913	338,405	329,265	318,153
Total assets (2)	389,076	391,930	394,948	385,025	369,216
Total deposits	194,864	214,755	194,462	173,576	168,129

(1) Fully taxable-equivalent basis
(2) Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).

Components of Investment Banking Income

(Dollars in millions)

Investment banking income
Debt underwriting	$ 644	$429	$352	$574	$ 330
Equity underwriting	167	224	50	110	240
Advisory fees	290	107	63	51	66

Total Global Markets and Investment Banking (1)	1,101	760	465	735	636
Other (2)	(46)	(142)	9	(40)	(160)

Total investment banking income	$1,055	$618	$474	$695	$ 476

(1)	Represents investment banking income that is recorded in Global Markets and Investment Banking (which resides in Global Banking).
(2)	Investment banking income earned from activity that is not part of the primary investment banking platform as well as the offset to fees paid on the Corporation’s own issuances.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries

Global Banking Key Indicators

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Global Banking revenue, net of interest expense
Corporate banking	$1,418	$1,471	$1,231	$1,205	$1,088
Commercial banking	2,790	2,864	2,869	2,925	2,717
Investment banking	433	(325)	122	294	51

Total revenue, net of interest expense (1)	$4,641	$4,010	$4,222	$4,424	$3,856

Global Banking average deposit balances
Corporate banking	$76,208	$79,831	$69,428	$61,794	$60,588
Commercial banking	119,853	118,415	107,142	107,944	100,138

Total	$196,061	$198,246	$176,570	$169,738	$160,726

Interest-bearing	$86,527	$100,259	$89,217	$88,130	$84,782
Noninterest-bearing	109,534	97,987	87,353	81,608	75,944

Total	$196,061	$198,246	$176,570	$169,738	$160,726

Global Banking loan spreads
Corporate banking	1.64%	1.17%	0.72%	0.64%	0.65%
Commercial banking	1.83	1.85	1.74	1.71	1.78

Provision for credit losses
Corporate banking	$291	$365	$131	$(49)	$34
Commercial banking	1,557	1,037	671	449	492

Total provision for credit losses	$1,848	$1,402	$802	$400	$526

Credit quality (2, 3)
Reservable utilized criticized exposure
Corporate banking	$9,995	$7,292	$5,782	$4,426	$3,023
	8.33%	5.91%	4.63%	3.69%	2.78%
Commercial banking	$33,465	$27,225	$23,020	$19,907	$16,462
	14.36%	11.64%	9.92%	8.76%	7.50%

Total reservable utilized criticized exposure	$43,460	$34,517	$28,802	$24,333	$19,485
	12.31%	9.66%	8.07%	7.01%	5.93%
Nonperforming assets
Corporate banking	$879	$736	$444	$191	$202
	0.87%	0.71%	0.43%	0.20%	0.23%
Commercial banking	$8,077	$5,643	$4,335	$3,639	$2,550
	3.60%	2.50%	1.93%	1.61%	1.14%

Total nonperforming assets	$8,956	$6,379	$4,779	$3,830	$2,752
	2.75%	1.94%	1.46%	1.19%	0.88%
Average loans and leases by product
Commercial - domestic	$174,732	$175,260	$163,886	$161,013	$156,009
Commercial real estate	62,532	61,395	60,196	59,909	59,292
Commercial lease financing	24,316	24,324	24,574	24,287	24,264
Commercial - foreign	26,655	28,546	28,429	27,895	25,702
Direct/Indirect consumer	41,201	40,144	42,205	40,344	38,764
Other	1,536	1,446	1,523	1,834	1,893

Total average loans and leases	$330,972	$331,115	$320,813	$315,282	$305,924

(1) Total Global Banking revenue, net of interest expense	$4,641	$4,010	$4,222	$4,424	$3,856
Less: Fair value option revenue share	(138)	(291)	(13)	61	(56)
Less: Impact of credit mitigation	1	221	24	(5)	69

Global banking revenues, net of interest expense excluding fair value option revenue share and credit mitigation	$4,778	$4,080	$4,211	$4,368	$3,843

(2)	Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total reservable commercial utilized credit exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.
(3)	Nonperforming assets are on an end-of-period basis and defined as nonperforming loans and leases plus foreclosed properties. The nonperforming ratio is nonperforming assets divided by commercial loans and leases plus commercial foreclosed properties.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries

Global and U.S. Banking Strategic Progress

Global and U.S. Market Share and Product Ranking

Source: Dealogic data. Rankings based on deal volumes except for investment banking revenue rankings which reflect fees. Merger and acquisition fees included in investment banking revenues reflect 10 percent fee credit at announcement and 90 percent fee credit at completion as per Dealogic . Mergers and acquisitions volume rankings are for announced transactions and provide credit only to the investment bank advising the parent company that is domiciled within that region. Each advisor receives full credit for the deal amount unless advising a minority stakeholder.

Highlights

Global top 3 rankings in:

Equity capital markets	Mortgage-backed securities
High-yield corporate debt	Investment grade corporate debt
Leveraged loans

U.S. top 3 rankings in:

Equity capital markets	Leveraged loans	Common stock underwriting
Debt capital markets	Mortgage-backed securities	Investment grade corporate debt
High-yield corporate debt	Convertible debt	Syndicated loans

1Q2009 global and U.S. investment grade corporate debt results include self-funded transactions. Excluding these deals, global investment grade corporate debt market share was 6.3 percent and U.S. investment grade corporate debt market share was 15.6 percent.

Information for the period beginning January 1, 2009 includes the Merrill Lynch acquisition.

This information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries

Global Markets Segment Results

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (1)	$1,787	$1,528	$1,285	$1,195	$1,133
Noninterest income:
Investment and brokerage services	459	151	195	186	220
Investment banking income	486	340	229	374	306
Trading account profits (losses)	4,919	(3,891)	(499)	183	(1,602)
All other income (loss)	(860)	(2,711)	(1,073)	(568)	(905)

Total noninterest income (loss)	5,004	(6,111)	(1,148)	175	(1,981)

Total revenue, net of interest expense	6,791	(4,583)	137	1,370	(848)

Provision for credit losses	51	13	(24)	(38)	(1)
Noninterest expense	3,059	1,103	1,115	947	726

Income (loss) before income taxes	3,681	(5,699)	(954)	461	(1,573)
Income tax expense (benefit) (1)	1,316	(2,030)	(354)	166	(582)

Net income (loss)	$2,365	$(3,669)	$(600)	$295	$(991)

Return on average equity	33.81%	(87.65)%	(17.63)%	8.83%	(31.14)%
Efficiency ratio (1)	45.04	n/m	n/m	69.11	n/m

Balance sheet

Average
Total trading-related assets (2)	536,977	315,125	347,088	332,748	357,488
Total market-based earning assets	488,411	311,777	370,140	367,188	394,838
Total earning assets	501,915	317,636	375,009	372,510	400,062
Total assets	702,159	391,774	432,039	431,354	462,148
Allocated equity	28,366	16,656	13,537	13,446	12,793

Period end
Total trading-related assets (2)	440,839	244,174	275,703	299,828	313,795
Total market-based earning assets	380,118	237,613	282,470	329,389	341,481
Total earning assets	391,361	243,275	288,107	334,700	347,042
Total assets	574,088	308,193	351,826	389,951	418,632

(1)	Fully taxable-equivalent basis
(2)	Includes assets which are not considered earning assets (i.e. derivative assets).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries

Global Markets Key Indicators

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Sales and trading revenue
Fixed income:
Rates and currencies	$3,555	$181	$832	$797	$717
Commodities	536	46	(7)	85	10
Credit products	890	(2,189)	(130)	655	(859)
Structured products	(400)	(3,853)	(1,340)	(879)	(1,669)

Total fixed income	4,581	(5,815)	(645)	658	(1,801)
Equity income	1,402	(18)	398	275	308

Total sales and trading revenue (1)	$5,983	$(5,833)	$(247)	$933	$(1,493)

Balance sheet (average)
Trading account securities	$217,437	$167,463	$186,455	$180,540	$188,240
Reverse repurchases	136,192	53,193	62,767	51,256	55,552
Securities borrowed	67,749	42,580	62,982	65,742	78,839
Derivative assets	115,599	51,889	34,884	35,210	34,857

Total trading-related assets	$536,977	$315,125	$347,088	$332,748	$357,488

Sales credits from secondary trading
Rates and currencies	843	679	537	474	512
Commodities	66	13	11	5	10
Credit products	686	388	376	384	354
Structured products	223	190	192	202	166
Equities	769	212	192	259	282

Total sales credits	2,587	1,482	1,308	1,324	1,324

Volatility of product revenues - 1 std dev
Rates and currencies	$114.7	$93.6	$47.9	$32.0	$38.6
Commodities	21.3	2.0	2.7	4.2	3.6
Credit products	53.3	36.1	49.0	9.0	27.1
Structured products	88.4	94.9	34.7	38.5	66.2
Equities	24.1	13.1	10.6	8.7	10.1
Total volatility	161.3	111.3	82.4	42.2	64.4

(1) Sales and trading revenue represents total Global Markets revenue, net of interest expense as adjusted by the following items:
Total Global Markets revenue, net of interest expense	$6,791	$(4,583)	$137	$1,370	$(848)
Investment banking income	(486)	(340)	(229)	(374)	(306)
Fair value option net interest income	(58)	(36)	(25)	(25)	(27)
Revenue shared	(264)	(874)	(130)	(38)	(312)

Global markets revenues, net of interest expense - sales and trading	$5,983	$(5,833)	$(247)	$933	$(1,493)

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries

Off-Balance Sheet (Unconsolidated) Special Purpose Entities Liquidity Exposure

(Dollars in millions)

	March 31, 2009
	VIEs (1)	QSPEs (2)	Total
Commercial paper conduits:
Multi-seller conduits	$39,919	$ —	$39,919
Asset acquisition conduits	1,312	—	1,312
Other corporate conduits	—	1,233	1,233
Municipal bond trusts	3,591	8,904	12,495
Home equity securitizations	—	12,791	12,791
Collateralized debt obligation vehicles	8,112	—	8,112
Credit-linked note and other vehicles	2,946	—	2,946
Customer conduits	1,482	—	1,482
Credit card securitizations	—	946	946

Total liquidity exposure (3)	$57,362	$23,874	$81,236

	December 31, 2008
	VIEs (1)	QSPEs (2)	Total
Commercial paper conduits:
Multi-seller conduits	$41,635	$ —	$41,635
Asset acquisition conduits	2,622	—	2,622
Other corporate conduits	—	1,578	1,578
Municipal bond trusts	3,872	2,921	6,793
Home equity securitizations	—	13,064	13,064
Collateralized debt obligation vehicles	542	—	542
Customer conduits	980	—	980
Credit card securitizations	—	946	946

Total liquidity exposure	$49,651	$18,509	$68,160

(1)	Variable interest entities (VIEs) are special purpose entities (SPEs) which lack sufficient equity at risk or whose equity investors do not have a controlling financial interest. In accordance with Financial Accounting Standards Board (FASB) Interpretation No. 46 (Revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46R), a VIE is consolidated by the party known as the primary beneficiary that will absorb the majority of the expected losses or expected residual returns of the VIEs or both. For example, an entity that holds a majority of the subordinated debt or equity securities issued by a VIE, or protects other investors from loss through a guarantee or similar arrangement, may have to consolidate the VIE. The assets and liabilities of consolidated VIEs are recorded on the Corporation’s balance sheet.
(2)	Qualifying special purposes entities (QSPEs) are SPEs whose activities are strictly limited to holding and servicing financial assets and meet the requirements set forth in SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities – a replacement of FASB Statement No. 125” (SFAS 140). QSPEs are generally not required to be consolidated by any party. This table includes only those QSPEs to which we have liquidity exposure.
(3)	Merrill Lynch related exposures as of March 31, 2009 were: $8.1 billion collateralized debt obligation vehicles, $6.6 billion municipal bond trusts, $2.9 billion in credit-linked note and other vehicles and $570 million in customer conduits.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries

Super Senior Collateralized Debt Obligation Exposure Rollforward

(Dollars in millions)

	December 31, 2008 Net Exposure	Merrill Lynch Acquisition	Reclassifications (1)	First Quarter 2009 Net Writedowns (2)	Paydowns /Liquidations / Other	March 31, 2009 Net Exposure
Super senior liquidity commitments
High grade	$ 476	$ —	$(255)	$—	$(221)	$ —
Mezzanine	—	626	—	(36)	(78)	512
CDO-squared	—	—	—	—	—	—

Total super senior liquidity commitments	476	626	(255)	(36)	(299)	512

Other super senior exposure
High grade (3)	2,507	(89)	255	(228)	(5)	2,440
Mezzanine	297	126	—	(56)	(22)	345
CDO-squared	—	45	—	(31)	—	14

Total other super senior	2,804	82	255	(315)	(27)	2,799

Total super senior	$3,280	$708	$ —	$(351)	$(326)	$3,311

Purchased securities from liquidated CDOs	2,030	—	—	(124)	(82)	1,824

Total	$5,310	$708	$ —	$(475)	$(408)	$5,135

(1)	Represents CDO exposure that was reclassified from super senior liquidity commitments to other super senior exposure as the Corporation is no longer providing liquidity.
(2)	Net of insurance and includes $159 million (pre-tax) of unrealized losses recorded in accumulated OCI.
(3)	High grade other super senior exposure acquired from Merrill Lynch is presented net of hedge amounts.

Super Senior Collateralized Debt Obligation Exposure

(Dollars in millions)

	Total CDO Exposure at March 31, 2009										Total CDO
	Subprime Exposure (1)					Non-Subprime Exposure (2)					Net Exposure
	Gross	Insured (3)	Net of Insured Amount	Cumulative Writedowns (4,5)	Net Exposure	Gross	Insured (3)	Net of Insured Amount	Cumulative Writedowns (4,5)	Net Exposure	March 31 2009	December 31 2008
Super senior liquidity commitments
High grade	$1,698	$(1,573)	$125	$(125)	$—	$—	$—	$—	$—	$—	$—	$476
Mezzanine	3,005	(515)	2,490	(1,978)	512	—	—	—	—	—	512	—
CDO-squared	—	—	—	—	—	—	—	—	—	—	—	—

Total super senior liquidity commitments	4,703	(2,088)	2,615	(2,103)	512	—	—	—	—	—	512	476
Other super senior exposure
High grade	6,843	(5,634)	1,209	(719)	490	3,726	(712)	3,014	(1,064)	1,950	2,440	2,507
Mezzanine	2,462	—	2,462	(2,117)	345	—	—	—	—	—	345	297
CDO-squared	409	—	409	(395)	14	336	(336)	—	—	—	14	—

Total other super senior	9,714	(5,634)	4,080	(3,231)	849	4,062	(1,048)	3,014	(1,064)	1,950	2,799	2,804

Total super senior	$14,417	$(7,722)	$6,695	$(5,334)	$1,361	$4,062	$(1,048)	$3,014	$(1,064)	$1,950	$3,311	$3,280
Purchased securities from liquidated CDOs	2,656	—	2,656	(832)	1,824	—	—	—	—	—	1,824	2,030

Total	$17,073	$(7,722)	$9,351	$(6,166)	$3,185	$4,062	$(1,048)	$3,014	$(1,064)	$1,950	$5,135	$5,310

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Includes highly-rated collateralized loan obligations and commercial mortgage-backed securities super senior exposure.
(3)	Insured exposures are presented prior to $6.7 billion of cumulative writedowns.
(4)	Net of insurance and excludes losses taken on liquidated CDOs.
(5)	Cumulative writedowns on subprime and non-subprime exposures include unrealized losses of $198 million and $382 million recorded in OCI .

Certain	prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries

Subprime Super Senior Collateralized Debt Obligation Carrying Values (1)

(Dollars in millions)

	March 31, 2009
	Subprime Net Exposure	Carrying Value as a Percent of Original Net Exposure	Subprime Content of Collateral (2)	Vintage of Subprime Collateral
				Percent in 2006/2007 Vintages	Percent in 2005/Prior Vintages
Super senior liquidity commitments
Mezzanine	$ 512	22%	100%	98%	2%
CDO-squared	—	—	—	—	—

Total super senior liquidity commitments	512	22	100	98	2

Other super senior exposure
High grade	490	24	60	14	86
Mezzanine	345	14	51	42	58
CDO-squared	14	3	100	100	—

Total other super senior	849

Total super senior	1,361	20

Purchased securities from liquidated CDOs	1,824	31	29	6	94

Total	$3,185	25

(1)	Classified as subprime when subprime consumer real estate loans make up at least 35 percent of the ultimate underlying collateral’s original net exposure value.
(2)	Based on current net exposure value.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries

Global Wealth Management Segment Results (1)

(Dollars in millions, except as noted)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (2)	$ 1,653	$ 1,343	$ 1,265	$ 1,149	$ 1,018
Noninterest income:
Investment and brokerage services	2,444	880	1,002	1,095	1,081
All other income (loss)	264	(238)	(703)	50	(157)

Total noninterest income	2,708	642	299	1,145	924

Total revenue, net of interest expense	4,361	1,985	1,564	2,294	1,942

Provision for credit losses	254	152	150	119	243
Noninterest expense	3,288	1,073	1,290	1,246	1,314

Income before income taxes	819	760	124	929	385
Income tax expense (2)	309	251	50	350	143

Net income	$ 510	$ 509	$ 74	$ 579	$ 242

Net interest yield (2)	2.77%	3.03%	3.09%	2.96%	2.79%
Return on average equity	11.21	17.22	2.54	19.78	8.40
Efficiency ratio (2)	75.41	54.01	82.43	54.34	67.71

Balance sheet

Average
Total loans and leases	$ 110,533	$ 88,875	$ 88,254	$ 87,574	$ 85,644
Total earning assets (3)	241,743	176,209	162,859	156,231	146,537
Total assets (3)	276,769	184,649	172,313	165,682	156,350
Total deposits	249,350	171,340	160,999	157,113	148,503
Allocated equity	18,450	11,767	11,677	11,774	11,570

Period end

Total loans and leases	$ 102,764	$ 89,400	$ 89,004	$ 88,172	$ 87,309
Total earning assets (3)	236,810	178,240	169,582	157,334	153,175
Total assets (3)	267,189	187,995	179,347	167,197	162,450
Total deposits	240,498	175,107	166,273	158,228	154,175

Client assets

Assets under management	$ 697,371	$523,159	$564,438	$589,459	$607,521
Client brokerage assets (4)	1,102,633	172,106	196,566	210,701	213,743
Assets in custody	234,361	133,726	150,575	156,530	158,486
Less: Client brokerage assets and assets in custody included in assets under management	(279,130)	(78,487)	(82,921)	(89,234)	(88,755)

Total net client assets	$1,755,235	$750,504	$828,658	$867,456	$890,995

(1)	Global Wealth Management services clients through three primary businesses: U.S. Trust, Bank of America Private Wealth Management (U.S. Trust), Columbia Management and Global Wealth Advisors.
(2)	Fully taxable-equivalent basis
(3)	Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits).
(4)	Client brokerage assets include non-discretionary brokerage and fee-based assets.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries

Global Wealth Management Business Results

(Dollars in millions)

	Three Months Ended March 31, 2009
	Total	U.S. Trust	Columbia Management	Global Wealth Advisors (1)	Other
Net interest income (2)	$ 1,653	$ 360	$ 17	$ 1,398	$(122)
Noninterest income:
Investment and brokerage services	2,444	317	260	1,668	199
All other income (loss)	264	15	(122)	282	89

Total noninterest income	2,708	332	138	1,950	288

Total revenue, net of interest expense	4,361	692	155	3,348	166

Provision for credit losses	254	31	—	223	—
Noninterest expense	3,288	510	234	2,228	316

Income (loss) before income taxes	819	151	(79)	897	(150)
Income tax expense (benefit) (2)	309	56	(29)	332	(50)

Net income (loss)	$ 510	$ 95	$ (50)	$ 565	$(100)

Net interest yield (2)	2.77%	2.75%	n/m	2.69%	n/m
Return on average equity	11.21	7.28	(17.19)%	26.96	n/m
Efficiency ratio (2)	75.41	73.78	n/m	66.58	n/m
Average - total loans and leases	$110,533	$52,835	n/m	$ 57,687	n/m
Average - total deposits	249,350	38,319	n/m	211,007	n/m
Period end - total assets (3)	267,189	56,493	$2,642	214,376	n/m

	Three Months Ended December 31, 2008
	Total	U.S. Trust	Columbia Management	Global Wealth Advisors (1)	Other
Net interest income (2)	$ 1,343	$ 446	$ 14	$ 869	$ 14
Noninterest income:
Investment and brokerage services	880	304	301	238	37
All other income (loss)	(238)	(5)	(228)	1	(6)

Total noninterest income	642	299	73	239	31

Total revenue, net of interest expense	1,985	745	87	1,108	45

Provision for credit losses	152	79	—	73	—
Noninterest expense	1,073	372	192	406	103

Income (loss) before income taxes	760	294	(105)	629	(58)
Income tax expense (benefit) (2)	251	109	(39)	233	(52)

Net income (loss)	$ 509	$ 185	$ (66)	$ 396	$ (6)

Net interest yield (2)	3.03%	3.32%	n/m	2.63%	n/m
Return on average equity	17.22	15.43	(33.70)%	83.18	n/m
Efficiency ratio (2)	54.01	49.97	n/m	36.57	n/m
Average - total loans and leases	$ 88,875	$ 53,360	n/m	$ 35,515	n/m
Average - total deposits	171,340	41,244	n/m	130,092	n/m
Period end - total assets (3)	187,995	57,167	$2,923	136,105	n/m

	Three Months Ended March 31, 2008
	Total	U.S. Trust	Columbia Management	Global Wealth Advisors (1)	Other
Net interest income (2)	$ 1,018	$ 321	$ 2	$ 677	$ 18
Noninterest income:
Investment and brokerage services	1,081	380	398	258	45
All other income (loss)	(157)	18	(221)	48	(2)

Total noninterest income	924	398	177	306	43

Total revenue, net of interest expense	1,942	719	179	983	61

Provision for credit losses	243	3	—	240	—
Noninterest expense	1,314	506	309	464	35

Income (loss) before income taxes	385	210	(130)	279	26
Income tax expense (benefit) (2)	143	78	(48)	103	10

Net income (loss)	$ 242	$ 132	$ (82)	$ 176	$ 16

Net interest yield (2)	2.79%	2.69%	n/m	2.40%	n/m
Return on average equity	8.40	12.02	(45.93)%	36.06	n/m
Efficiency ratio (2)	67.71	70.42	n/m	47.13	n/m
Average - total loans and leases	$ 85,644	$ 47,930	n/m	$ 37,679	n/m
Average - total deposits	148,503	34,638	n/m	113,367	n/m
Period end - total assets (3)	162,450	52,731	$ 2,989	120,956	n/m

(1)	For the three months ended March 31, 2009, December 31, 2008 and March 31, 2008, a total of $(6.1) billion, $4.5 billion and $7.0 billion of deposits were migrated to (from) Global Wealth Management from (to) Deposits.
(2)	Fully taxable-equivalent basis
(3)	Total assets include asset allocations to match liabilities (i.e., deposits).

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries

Global Wealth Management - Key Indicators

(Dollars in millions, except as noted)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Investment and Brokerage Services
U.S. Trust
Asset management fees	$307	$292	$317	$375	$368
Brokerage income	10	12	11	13	12

Total	$317	$304	$328	$388	$380

Columbia Management
Asset management fees	$260	$301	$394	$402	$397
Brokerage income	—	—	—	1	1

Total	$260	$301	$394	$403	$398

Global Wealth Advisors
Asset management fees	$785	$75	$84	$84	$88
Brokerage income	883	163	157	179	170

Total	$1,668	$238	$241	$263	$258

Other
Asset management fees	$119	$37	$39	$41	$45
Brokerage income	80	—	—	—	—

Total	$199	$37	$39	$41	$45

Total Global Wealth Management
Asset management fees	$1,471	$705	$834	$902	$898
Brokerage income	973	175	168	193	183

Total investment and brokerage services	$2,444	$880	$1,002	$1,095	$1,081

Assets Under Management
Assets under management by business:
U.S. Trust	$179,142	$178,657	$199,682	$210,969	$214,526
Columbia Management	340,692	386,473	407,345	422,827	409,064
Institutional Retirement and Philanthropy	45,304	33,498	39,547	45,907	48,655
Global Wealth Advisors	219,658	16,682	20,246	22,404	21,600
Eliminations (1)	(87,550)	(92,298)	(102,621)	(113,001)	(86,760)
International Wealth Management	125	147	239	353	436

Total assets under management	$697,371	$523,159	$564,438	$589,459	$607,521

Assets under management rollforward:
Beginning balance	$523,159	$564,438	$589,459	$607,521	$643,531
Merrill Lynch balance, January 1, 2009	246,292	—	—	—	—
Net flows	(43,235)	12,596	7,477	(12,611)	(6,265)
Market valuation/other	(28,845)	(53,875)	(32,498)	(5,451)	(29,745)

Ending balance	$697,371	$523,159	$564,438	$589,459	$607,521

Assets under management mix:
Money market/other	$244,577	$253,310	$238,075	$225,887	$242,956
Fixed income	198,177	102,747	102,596	107,687	107,365
Equity	254,617	167,102	223,767	255,885	257,200

Total assets under management	$697,371	$523,159	$564,438	$589,459	$607,521

Assets under management - domestic and foreign:
Domestic	$679,927	$523,012	$564,199	$589,106	$607,085
Foreign	17,444	147	239	353	436

Total assets under management	$697,371	$523,159	$564,438	$589,459	$607,521

Client Brokerage Assets (2)	$1,102,633	$172,106	$196,566	$210,701	$213,743

Global Wealth Advisors Metrics

Number of financial advisors	15,822	2,007	1,964	1,974	1,952

Financial Advisor Productivity (3) (in thousands)	$808	$1,548	$1,464	$1,752	$1,724

Total client balances (4)	$1,292,965	$290,661	$301,093	$308,174	$309,687

U.S. Trust Metrics

Client facing associates	3,954	3,733	3,751	3,882	3,922

Total client balances (4)	$301,151	$308,366	$344,004	$357,575	$362,425

Columbia Management Performance Metrics

# of 4 or 5 Star Funds by Morningstar	49	53	53	50	50

% of Assets Under Management in 4 or 5 Star Rated Funds (5)	49%	62%	64%	64%	69%

(1)	The elimination of assets under management that are managed by two lines of business.
(2)	The January 1, 2009 acquisition of Merrill Lynch contributed $1.0 trillion to client brokerage assets.
(3)	Financial advisor productivity is defined as annualized total revenue (excluding residual net interest income) divided by the total number of financial advisors.

The decline in Financial Advisor productivity in the first quarter 2009 compared to previous quarters results from the inclusion of Merrill Lynch financial advisors. Legacy Bank of America financial advisors historically have had higher amounts of credit and banking activity in their portfolios.

(4)	Client balances are defined as deposits, assets under management, client brokerage assets and other assets in custody.
(5)	Results shown are defined by Columbia Management’s calculation using Morningstar’s Overall Rating criteria for 4 & 5 star rating. The assets under management of the Columbia Funds that had a 4 & 5 star rating were totaled then divided by the assets under management of all the funds in the ranking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries

All Other Results (1, 2)

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Net interest income (3)	$(1,780)	$(1,859)	$(2,328)	$(1,914)	$(1,856)
Noninterest income:
Card income	534	368	538	596	663
Equity investment income (loss)	1,326	(387)	(326)	710	268
Gains (losses) on sales of debt securities	1,471	783	(3)	131	220
All other income (loss)	2,591	(283)	112	(86)	(264)

Total noninterest income	5,922	481	321	1,351	887

Total revenue, net of interest expense	4,142	(1,378)	(2,007)	(563)	(969)

Provision for credit losses (4)	(677)	(613)	(996)	(1,033)	(1,128)
Merger and restructuring charges	765	306	247	212	170
All other noninterest expense	291	184	(27)	71	176

Income (loss) before income taxes	3,763	(1,255)	(1,231)	187	(187)
Income tax expense (benefit) (3)	792	(738)	(539)	(42)	49

Net income (loss)	$2,971	$(517)	$(692)	$229	$(236)

Balance sheet

Average
Total loans and leases	$168,450	$145,237	$146,303	$117,503	$133,883
Total deposits	109,890	111,822	105,369	96,999	113,219

Period end
Total loans and leases	$164,638	$136,160	$146,364	$95,825	$127,185
Total deposits	94,708	87,520	99,914	93,418	101,486

(1)	All Other consists of equity investment activities including Global Principal Investments, Corporate Investments and Strategic Investments, the residential mortgage portfolio associated with ALM activities, the residual impact of cost allocation processes, merger and restructuring charges, intersegment eliminations and the results of certain businesses that are expected to be or have been sold or are in the process of being liquidated. All Other also includes certain amounts associated with ALM activities, including the residual impact of funds transfer pricing allocation methodologies, amounts associated with the change in the value of derivatives used as economic hedges of interest rate and foreign exchange rate fluctuations that do not qualify for SFAS No. 133 “Accounting for Derivative instruments and Hedging Activities, as amended” hedge accounting treatment, foreign exchange rate fluctuations related to SFAS No. 52, “Foreign Currency Translation” revaluation of foreign-denominated debt issuances, certain gains (losses) on sales of whole mortgage loans, and gains (losses) on sales of debt securities. All Other also includes adjustments to noninterest income and income tax expense to remove the FTE impact of items (primarily low-income housing tax credits) that have been grossed up within noninterest income to a FTE amount in the business segments. In addition, All Other includes the offsetting securitization impact to present Global Card Services on a managed basis. (See Exhibit A: Non-GAAP Reconciliations - All Other - Reconciliation on page 39).
(2)	Effective January 1, 2009, as part of the Merrill Lynch acquisition, All Other includes the results of First Republic Bank as well as fair value adjustments related to certain Merrill Lynch structured notes.
(3)	Fully taxable-equivalent basis
(4)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services securitization offset.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries

Equity Investments

(Dollars in millions)

	Global Principal Investments Exposures				Equity Investment Gains / (Losses)
	March 31, 2009			December 31, 2008
	Book Value	Unfunded Commitments	Total	Total	First Quarter 2009
Global Principal Investments:
Legacy BAC Global Principal Investments
Direct Investments	$ 1,875	$ 89	$ 1,964	$2,029	$ (50)
Funds Investments	1,817	1,440	3,257	3,362	(66)

Total Legacy BAC	3,692	1,529	5,221	5,391	(116)

Legacy ML Global Principal Investments
Global Private Equity	3,051	488	3,539	n/a	(341)
Global Real Estate	2,397	388	2,785	n/a	(33)
Alternative Investments	1,331	124	1,455	n/a	19
Other GPI	640	289	929	n/a	5

Total Legacy ML	7,419	1,289	8,708	n/a	(350)

Total Global Principal Investments	$11,111	$2,818	$13,929	$5,391	$ (466)

n/a = not applicable

Components of Equity Investment Income (Loss)

(Dollars in millions)

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008	First Quarter 2008
Global Principal Investments	$ (466)	$(363)	$ (29)	$296	$ 12
Corporate Investments	(272)	(295)	(369)	112	32
Strategic and other investments (1)	2,064	271	72	302	224

Total equity investment income (loss) included in All Other	1,326	(387)	(326)	710	268
Total equity investment income (loss) included in the business segments	(124)	(404)	10	(118)	786

Total consolidated equity investment income (loss)	$1,202	$(791)	$(316)	$592	$1,054

(1)	First quarter 2009 includes a $1.9 billion pre-tax gain on the sale of shares of China Construction Bank.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	29

Bank of America Corporation and Subsidiaries

Outstanding Loans and Leases

(Dollars in millions)

	March 31 2009	December 31 2008	Increase (Decrease)
Consumer
Residential mortgage	$261,583	$248,063	$13,520
Home equity	157,645	152,483	5,162
Discontinued real estate (1)	19,000	19,981	(981)
Credit card - domestic	51,309	64,128	(12,819)
Credit card - foreign	16,651	17,146	(495)
Direct/Indirect consumer (2)	99,696	83,436	16,260
Other consumer (3)	3,297	3,442	(145)

Total consumer	609,181	588,679	20,502

Commercial
Commercial - domestic (4)	229,779	219,233	10,546
Commercial real estate (5)	75,269	64,701	10,568
Commercial lease financing	22,017	22,400	(383)
Commercial - foreign	33,407	31,020	2,387

Total commercial loans	360,472	337,354	23,118
Commercial loans measured at fair value (6)	7,355	5,413	1,942

Total commercial	367,827	342,767	25,060

Total loans and leases	$977,008	$931,446	$45,562

(1)	At March 31, 2009 and December 31, 2008, includes $17.3 billion and $18.2 billion of pay option loans, and $1.7 billion and $1.8 billion of subprime loans obtained as part of the acquisition of Countrywide. The Corporation no longer originates these products.
(2)	Includes foreign consumer loans of $1.6 billion and $1.8 billion at March 31, 2009 and December 31, 2008.
(3)	Includes consumer finance loans of $2.5 billion and $2.6 billion, and other foreign consumer loans of $618 million and $618 million at March 31, 2009 and December 31, 2008.
(4)	Includes small business commercial - domestic loans, primarily card related, of $18.8 billion and $19.1 billion at March 31, 2009 and December 31, 2008.
(5)	Includes domestic commercial real estate loans of $73.0 billion and $63.7 billion, and foreign commercial real estate loans of $2.2 billion and $979 million at March 31, 2009 and December 31, 2008.
(6)	Certain commercial loans are measured at fair value in accordance with SFAS 159 and include commercial - domestic loans of $4.8 billion and $3.5 billion, commercial - foreign loans of $2.5 billion and $1.7 billion, and commercial real estate loans of $89 million and $203 million at March 31, 2009 and December 31, 2008.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	30

Bank of America Corporation and Subsidiaries

Quarterly Average Loans and Leases by Business Segment

(Dollars in millions)

	First Quarter 2009
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Markets	Global Banking	Global Wealth Management	All Other (1)
Consumer
Residential mortgage	$ 265,121	$ —	$ —	$ 485	$ 546	$ 455	$ 38,780	$ 224,855
Home equity	158,575	—	—	123,999	—	1,061	26,581	6,934
Discontinued real estate	19,386	—	—	—	—	—	—	19,386
Credit card - domestic	58,960	—	150,820	—	—	—	—	(91,860)
Credit card - foreign	16,858	—	27,670	—	—	—	—	(10,812)
Direct/Indirect consumer	100,741	9,718	29,272	104	130	41,201	20,359	(43)
Other consumer	3,408	356	578	579	2	20	55	1,818

Total consumer	623,049	10,074	208,340	125,167	678	42,737	85,775	150,278

Commercial
Commercial - domestic	240,683	4,300	14,720	1,517	10,031	174,732	22,547	12,836
Commercial real estate	72,206	80	125	12	1,050	62,532	2,144	6,263
Commercial lease financing	22,056	—	—	—	—	24,316	—	(2,260)
Commercial - foreign	36,127	—	1,221	—	6,851	26,655	67	1,333

Total commercial	371,072	4,380	16,066	1,529	17,932	288,235	24,758	18,172

Total loans and leases	$994,121	$14,454	$224,406	$126,696	$18,610	$330,972	$110,533	$168,450

	Fourth Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Markets	Global Banking	Global Wealth Management	All Other (1)
Consumer
Residential mortgage	$ 253,560	$ —	$ —	$ 116	$ —	$ 519	$ 35,278	$ 217,647
Home equity	151,943	—	—	121,033	—	919	24,621	5,370
Discontinued real estate	21,324	—	—	—	—	—	—	21,324
Credit card - domestic	64,906	—	152,175	—	—	—	—	(87,269)
Credit card - foreign	17,211	—	29,058	—	—	—	—	(11,847)
Direct/Indirect consumer	83,331	8,368	30,642	106	—	40,144	4,647	(576)
Other consumer	3,544	227	647	70	2	8	17	2,573

Total consumer	595,819	8,595	212,522	121,325	2	41,590	64,563	147,222

Commercial
Commercial - domestic	226,095	4,797	14,519	731	8,254	175,260	22,371	163
Commercial real estate	64,586	129	112	18	1,016	61,395	1,873	43
Commercial lease financing	22,069	—	—	—	—	24,324	—	(2,255)
Commercial - foreign	32,994	—	1,366	—	2,950	28,546	68	64

Total commercial	345,744	4,926	15,997	749	12,220	289,525	24,312	(1,985)

Total loans and leases	$941,563	$13,521	$228,519	$122,074	$12,222	$331,115	$88,875	$145,237

	First Quarter 2008
	Total Corporation	Deposits	Global Card Services (1)	Home Loans & Insurance	Global Markets	Global Banking	Global Wealth Management	All Other (1)
Consumer
Residential mortgage	$ 270,541	$ —	$ —	$ —	$ —	$ 981	$ 34,338	$ 235,222
Home equity	116,562	—	—	86,853	—	898	24,126	4,685
Discontinued real estate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Credit card - domestic	63,277	—	151,829	—	—	—	—	(88,552)
Credit card - foreign	15,241	—	31,865	—	—	—	—	(16,624)
Direct/Indirect consumer	78,705	7,103	28,722	174	—	38,764	5,235	(1,293)
Other consumer	4,049	218	842	2	3	14	25	2,945

Total consumer	548,375	7,321	213,258	87,029	3	40,657	63,724	136,383

Commercial
Commercial - domestic	212,394	5,344	14,339	5	16,828	156,009	20,442	(573)
Commercial real estate	62,202	233	70	204	1,042	59,292	1,397	(36)
Commercial lease financing	22,227	—	—	—	87	24,264	—	(2,124)
Commercial - foreign	30,463	—	1,480	—	2,967	25,702	81	233

Total commercial	327,286	5,577	15,889	209	20,924	265,267	21,920	(2,500)

Total loans and leases	$875,661	$12,898	$229,147	$87,238	$20,927	$305,924	$85,644	$133,883

(1)	Global Card Services is presented on a managed basis with a corresponding offset recorded in All Other.

n/a = not applicable

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	31

Bank of America Corporation and Subsidiaries

Commercial Credit Exposure by Industry (1, 2, 3, 4)

(Dollars in millions)

	Commercial Utilized			Total Commercial Committed
	March 31 2009	December 31 2008	Increase (Decrease)	March 31 2009	December 31 2008	Increase (Decrease)
Diversified financials	$ 88,675	$ 50,327	$ 38,348	$ 142,112	$103,306	$ 38,806
Real estate (5)	86,365	79,766	6,599	108,562	103,889	4,673
Government and public education	46,149	39,386	6,763	65,806	58,608	7,198
Capital goods	29,795	27,588	2,207	55,935	52,522	3,413
Healthcare equipment and services	33,575	31,280	2,295	49,540	46,785	2,755
Retailing	28,506	30,736	(2,230)	47,429	50,102	(2,673)
Consumer services	29,576	28,715	861	44,679	43,948	731
Materials	23,515	22,825	690	40,113	38,105	2,008
Insurance	32,385	11,223	21,162	40,032	17,855	22,177
Commercial services and supplies	27,058	24,095	2,963	38,655	34,867	3,788
Banks	32,408	22,134	10,274	36,277	26,493	9,784
Individuals and trusts	24,921	22,752	2,169	33,861	33,045	816
Food, beverage and tobacco	16,902	17,257	(355)	29,789	28,521	1,268
Utilities	12,117	8,230	3,887	27,898	19,272	8,626
Energy	14,006	11,885	2,121	26,504	22,732	3,772
Transportation	14,283	13,050	1,233	20,681	18,561	2,120
Media	9,196	8,939	257	20,125	19,301	824
Telecommunication services	9,047	3,681	5,366	15,410	8,036	7,374
Religious and social organizations	9,844	9,539	305	12,932	12,576	356
Pharmaceuticals and biotechnology	3,402	3,721	(319)	11,264	10,111	1,153
Technology hardware and equipment	3,770	3,971	(201)	10,684	10,371	313
Consumer durables and apparel	6,135	6,219	(84)	10,661	10,862	(201)
Software and services	4,429	4,093	336	10,144	9,590	554
Food and staples retailing	4,361	4,282	79	7,380	7,012	368
Automobiles and components	3,314	3,093	221	6,235	6,081	154
Household and personal products	1,022	1,137	(115)	3,898	2,817	1,081
Semiconductors and semiconductor equipment	1,019	1,105	(86)	1,718	1,822	(104)
Other	4,030	7,720	(3,690)	6,538	8,142	(1,604)
Total commercial credit exposure by industry	$599,805	$498,749	$101,056	$ 924,862	$805,332	$119,530
Net credit default protection purchased on total commitments (6)				$(22,674)	$ (9,654)

(1)	Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $72.8 billion and $34.8 billion at March 31, 2009 and December 31, 2008. In addition to cash collateral, derivative assets are also collateralized by $12.9 billion and $7.7 billion of primarily other marketable securities at March 31, 2009 and December 31, 2008 for which the credit risk has not been reduced.
(2)	Total commercial utilized and total commercial committed exposure includes loans and letters of credit measured at fair value in accordance with SFAS 159 and are comprised of loans outstanding of $7.4 billion and $5.4 billion at March 31, 2009 and December 31, 2008 and issued letters of credit at notional value of $2.2 billion and $1.4 billion for the same periods. In addition, total commercial committed exposure includes unfunded loan commitments at notional value of $25.2 billion and $15.5 billion at March 31, 2009 and December 31, 2008.
(3)	Includes small business commercial - domestic exposure.
(4)	At March 31, 2009, total commercial utilized and total commercial committed exposure include $128.0 billion and $165.1 billion of exposure related to Merrill Lynch which included $48.3 billion and $56.0 billion in Diversified Financials and $21.7 billion and $23.2 billion in Insurance with the remaining exposure spread across various industries.
(5)	Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based upon the borrowers’ or counterparties’ primary business activity using operating cash flow and primary source of repayment as key factors.
(6)	Represents net notional credit protection purchased. At March 31, 2009, includes $(12.9) billion in single name credit default swaps that were acquired as part of the Merrill Lynch acquisition.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	32

Bank of America Corporation and Subsidiaries

Net Credit Default Protection by Maturity Profile (1)

	March 31 2009	December 31 2008
Less than or equal to one year	10%	1%
Greater than one year and less than or equal to five years	90	92
Greater than five years	—	7
Total net credit default protection	100%	100%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of maturities for net credit default protection purchased is shown above.

Net Credit Default Protection by Credit Exposure Debt Rating (1)

(Dollars in millions)

	March 31, 2009		December 31, 2008
Ratings (2)	Net Notional	Percent	Net Notional	Percent
AAA	$ 30	(0.1)%	$ 30	(0.3)%
AA	(1,498)	6.6	(103)	1.1
A	(6,871)	30.3	(2,800)	29.0
BBB	(11,211)	49.3	(4,856)	50.2
BB	(2,826)	12.5	(1,948)	20.2
B	(968)	4.3	(579)	6.0
CCC and below	(1,805)	8.0	(278)	2.9
NR(3)	2,475	(10.9)	880	(9.1)
Total net credit default protection (4)	$(22,674)	100.0%	$(9,654)	100.0%

(1)	In order to mitigate the cost of purchasing credit protection, credit exposure can be added by selling credit protection. The distribution of debt rating for net notional credit default protection purchased is shown as a negative and the net notional credit protection sold is shown as a positive amount.
(2)	The Corporation considers ratings of BBB- or higher to meet the definition of investment grade.
(3)	In addition to unrated names, “NR” includes $2.6 billion and $948 million in net credit default swap index positions at March 31, 2009 and at December 31, 2008. While index positions are principally investment grade, credit default swaps indices include names in and across each of the ratings categories.
(4)	At March 31, 2009, includes $(12.9) billion in single name credit default swaps that were acquired as part of the Merrill Lynch acquisition.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	33

Bank of America Corporation and Subsidiaries

Selected Emerging Markets (1)

(Dollars in millions)

	Loans and Leases, and Loan Commitments	Other Financing (2)	Derivative Assets (3)	Securities/ Other Investments (4)	Total Cross-border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Emerging Markets Exposure March 31, 2009	Increase (Decrease) from December 31, 2008
Region/Country
Asia Pacific
China (7)	$ 534	$ 182	$ 884	$18,080	$19,680	$ —	$19,680	$ (1,025)
South Korea	495	1,229	3,217	2,466	7,407	106	7,513	2,837
India	1,411	595	1,193	2,275	5,474	443	5,917	1,483
Singapore	645	271	628	367	1,911	—	1,911	342
Hong Kong	540	410	235	347	1,532	—	1,532	851
Taiwan	258	19	127	202	606	335	941	99
Other Asia Pacific (8)	282	84	79	908	1,353	37	1,390	785
Total Asia Pacific	4,165	2,790	6,363	24,645	37,963	921	38,884	5,372
Latin America
Brazil (9)	617	819	400	3,853	5,689	493	6,182	2,313
Mexico (10)	2,381	423	359	2,446	5,609	—	5,609	1,452
Chile	184	325	594	61	1,164	3	1,167	588
Other Latin America (8)	82	342	514	624	1,562	133	1,695	1,048
Total Latin America	3,264	1,909	1,867	6,984	14,024	629	14,653	5,401
Middle East and Africa
South Africa	356	7	67	745	1,175	—	1,175	848
United Arab Emirates	433	76	187	119	815	—	815	405
Other Middle East and Africa (8)	895	108	332	353	1,688	5	1,693	(25)
Total Middle East and Africa	1,684	191	586	1,217	3,678	5	3,683	1,228
Central and Eastern Europe
Russian Federation	270	—	192	378	840	—	840	748
Other Central and Eastern Europe (8)	921	149	288	410	1,768	9	1,777	1,240
Total Central and Eastern Europe	1,191	149	480	788	2,608	9	2,617	1,988
Total emerging market exposure	$10,304	$5,039	$9,296	$33,634	$58,273	$1,564	$59,837	$13,989

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; all countries in Latin America excluding Cayman Islands and Bermuda; all countries in Middle East and Africa; and all countries in Central and Eastern Europe excluding Greece. There was no emerging market exposure included in the portfolio measured at fair value in accordance with SFAS 159 at March 31, 2009 and December 31, 2008.
(2)	Includes acceptances, standby letters of credit, commercial letters of credit and formal guarantees.
(3)	Derivative assets are reported on a mark-to-market basis and have been reduced by the amount of cash collateral applied of $635 million and $152 million at March 31, 2009 and December 31, 2008. At March 31, 2009 and December 31, 2008, there were $1.1 billion and $531 million of other marketable securities collateralizing derivative assets for which credit risk has not been reduced.
(4)	Generally, cross-border resale agreements are presented based on the domicile of the counterparty, consistent with Federal Financial Institutions Examination Council (FFIEC) reporting rules. Cross-border resale agreements where the underlying securities are U.S. Treasury securities, in which case the domicile is the U.S., are excluded from this presentation.
(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers or counterparties with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting requirements.
(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Local funding or liabilities are subtracted from local exposures consistent with FFIEC reporting requirements. Total amount of available local liabilities funding local country exposure at March 31, 2009 was $17.6 billion compared to $12.6 billion at December 31, 2008. Local liabilities at March 31, 2009 in Asia Pacific and Latin America were $16.9 billion and $693 million, of which $8.5 billion were in Singapore, $2.7 billion in Hong Kong, $2.3 billion in South Korea, $1.3 billion in India, $943 million in China, and $639 million in Mexico. There were no other countries with available local liabilities funding local country exposure greater than $500 million.
(7)	Securities/Other Investments include an investment of $16.8 billion in China Construction Bank (CCB).
(8)	No country included in Other Asia Pacific, Other Latin America, Other Middle East and Africa, or Other Central and Eastern Europe had total foreign exposure of more than $500 million.
(9)	Securities/Other Investments include an investment of $2.5 billion in Banco Itau Holding Financeira S.A.
(10)	Securities/Other Investments include an investment of $2.2 billion in Grupo Financiero Santander, S.A.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	34

Bank of America Corporation and Subsidiaries

Nonperforming Assets

(Dollars in millions)

	March 31 2009	December 31 2008	September 30 2008	June 30 2008	March 31 2008
Residential mortgage	$10,807	$ 7,044	$ 4,638	$ 3,269	$ 2,576
Home equity	3,598	2,670	2,049	1,851	1,786
Discontinued real estate	178	77	33	n/a	n/a
Direct/Indirect consumer	29	26	13	11	6
Other consumer	91	91	89	89	91

Total consumer	14,703	9,908	6,822	5,220	4,459

Commercial - domestic (1)	3,022	2,040	1,566	1,079	980
Commercial real estate	5,662	3,906	3,090	2,616	1,627
Commercial lease financing	104	56	35	40	44
Commercial - foreign	300	290	48	48	54

	9,088	6,292	4,739	3,783	2,705
Small business commercial - domestic	224	205	183	153	169

Total commercial	9,312	6,497	4,922	3,936	2,874

Total nonperforming loans and leases	24,015	16,405	11,744	9,156	7,333
Foreclosed properties	1,728	1,827	1,832	593	494

Total nonperforming assets (2, 3, 4)	$25,743	$18,232	$13,576	$ 9,749	$ 7,827

Loans past due 90 days or more and still accruing (2, 4, 5)	$ 6,344	$ 5,414	$ 4,819	$ 4,548	$ 4,160
Nonperforming assets/Total assets (6)	1.11%	1.01%	0.74%	0.57%	0.45%
Nonperforming assets/Total loans, leases and foreclosed properties (6)	2.65	1.96	1.45	1.13	0.90
Nonperforming loans and leases/Total loans and leases outstanding (6)	2.48	1.77	1.25	1.06	0.84

Allowance for credit losses:
Allowance for loan and lease losses	$29,048	$23,071	$20,346	$17,130	$14,891
Reserve for unfunded lending commitments (7)	1,357	421	427	507	507

Total allowance for credit losses	$30,405	$23,492	$20,773	$17,637	$15,398

Allowance for loan and lease losses/Total loans and leases outstanding (6)	3.00%	2.49%	2.17%	1.98%	1.71%
Allowance for loan and lease losses/Total nonperforming loans and leases (6)	121	141	173	187	203
Reservable commercial utilized criticized exposure (8)	$48,660	$36,937	$31,009	$25,998	$21,157
Reservable commercial utilized criticized exposure/Commercial utilized exposure (8)	11.13%	8.90%	7.45%	6.23%	5.43%

(1)	Excludes small business commercial - domestic loans.
(2)	Balances do not include loans accounted for in accordance with SOP 03-3 even though the customer may be contractually past due. Loans accounted for in accordance with SOP 03-3 were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(3)	Balances do not include nonperforming loans held-for-sale included in other assets of $2.5 billion, $1.3 billion, $848 million, $388 million and $327 million at March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively.
(4)	Balances do not include loans measured at fair value in accordance with SFAS 159. At March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, there were no nonperforming loans measured at fair value in accordance with SFAS 159. At June 30, 2008, there were $81 million of loans past due 90 days or more and still accruing interest measured at fair value in accordance with SFAS 159. At March 31, 2009, December 31, 2008, September 30, 2008 and March 31, 2008, there were no loans past due 90 days or more and still accruing interest measured at fair value in accordance with SFAS 159.
(5)	Balances do not include loans held-for-sale past due 90 days or more and still accruing interest included in other assets of $18 million, $31 million, $138 million, $32 million and $69 million at March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively.
(6)	Ratios do not include loans measured at fair value in accordance with SFAS 159 of $7.4 billion, $5.4 billion, $5.4 billion, $5.0 billion and $5.1 billion at March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively.
(7)	The majority of the increase from December 31, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments accounted for under SFAS 159.
(8)	Criticized exposure and ratios exclude assets held-for-sale, exposure measured at fair value in accordance with SFAS 159 and other nonreservable exposure. Including assets held-for-sale, other nonreservable exposure and commercial loans measured at fair value, the ratios would have been 12.63 percent, 9.45 percent, 7.94 percent, 6.62 percent and 6.12 percent at March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively.

n/a = not applicable

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	35

Bank of America Corporation and Subsidiaries

Quarterly Net Charge-offs/Losses and Net Charge-off/Loss Ratios (1)

(Dollars in millions)

	First Quarter 2009		Fourth Quarter 2008		Third Quarter 2008		Second Quarter 2008		First Quarter 2008
Held Basis	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Residential mortgage	$ 785	1.20%	$ 466	0.73%	$ 242	0.37%	$ 151	0.24%	$ 66	0.10%
Home equity	1,681	4.30	1,113	2.92	964	2.53	923	3.09	496	1.71
Discontinued real estate	15	0.31	19	0.36	(3)	(0.05)	n/a	n/a	n/a	n/a
Credit card - domestic	1,426	9.81	1,244	7.63	1,094	6.86	976	6.36	847	5.39
Credit card - foreign	186	4.48	162	3.75	148	3.46	132	3.21	109	2.87
Direct/Indirect consumer	1,249	5.03	1,054	5.03	845	3.94	660	3.22	555	2.84
Other consumer	97	11.67	124	13.79	106	11.36	83	8.47	86	8.61

Total consumer	5,439	3.54	4,182	2.79	3,396	2.24	2,925	2.17	2,159	1.58

Commercial - domestic (2)	244	0.46	255	0.50	117	0.23	70	0.14	77	0.16
Commercial real estate	455	2.56	382	2.36	262	1.65	136	0.88	107	0.70
Commercial lease financing	67	1.22	31	0.57	8	0.13	6	0.11	15	0.27
Commercial - foreign	104	1.25	129	1.63	46	0.56	5	0.06	(7)	(0.10)

	870	1.02	797	0.99	433	0.54	217	0.28	192	0.25
Small business commercial - domestic	633	13.47	562	11.55	527	10.64	477	9.59	364	7.44

Total commercial	1,503	1.68	1,359	1.59	960	1.13	694	0.84	556	0.69

Total net charge-offs	$ 6,942	2.85	$ 5,541	2.36	$ 4,356	1.84	$ 3,619	1.67	$ 2,715	1.25

By Business Segment
Deposits	$ 218	6.11%	$ 212	6.23%	$ 202	6.19%	$ 179	5.73%	$ 159	4.97%
Global Card Services (3)	5,276	9.54	4,517	7.86	4,078	6.91	3,667	6.31	3,073	5.39
Home Loans & Insurance Services	1,492	4.77	976	3.18	844	2.75	841	3.71	443	2.04
Global Markets	5	0.17	15	0.87	16	0.36	—	—	—	—
Global Banking	1,122	1.37	992	1.19	588	0.73	318	0.41	328	0.43
Global Wealth Management	162	0.60	145	0.65	108	0.49	92	0.42	52	0.24
All Other (3)	(1,333)	(3.21)	(1,316)	(3.60)	(1,480)	(4.03)	(1,478)	(5.06)	(1,340)	(4.03)

Total net charge-offs	$ 6,942	2.85	$ 5,541	2.36	$ 4,356	1.84	$ 3,619	1.67	$ 2,715	1.25

Supplemental managed basis data
Credit card - domestic	$ 3,421	9.20%	$ 2,929	7.66%	$ 2,643	6.87%	$ 2,414	6.36%	$ 2,068	5.48%
Credit card - foreign	373	5.47	334	4.57	353	4.21	337	4.11	304	3.84

Total credit card managed net losses	$ 3,794	8.62	$ 3,263	7.16	$ 2,996	6.40	$ 2,751	5.96	$ 2,372	5.19

(1)	Net charge-off/loss ratios are calculated as annualized held net charge-offs or managed net losses divided by average outstanding held or managed loans and leases excluding loans measured at fair value in accordance with SFAS 159 during the period for each loan and lease category.
(2)	Excludes small business commercial - domestic loans.
(3)	Global Card Services is presented on a managed basis. The securitization offset is included within All Other.

n/a = not applicable

Loans are classified as domestic or foreign based upon the domicile of the borrower.

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	36

Bank of America Corporation and Subsidiaries

Allocation of the Allowance for Credit Losses by Product Type

(Dollars in millions)

	March 31, 2009		December 31, 2008		March 31, 2008
Allowance for loan and lease losses	Amount	Percent of loans and leases outstanding (1)	Amount	Percent of loans and leases outstanding (1)	Amount	Percent of loans and leases outstanding (1)
Residential mortgage	$ 2,856	1.09%	$1,382	0.56%	$ 394	0.15%
Home equity	7,457	4.73	5,385	3.53	2,549	2.15
Discontinued real estate	67	0.35	658	3.29	n/a	n/a
Credit card - domestic	4,597	8.96	3,947	6.16	3,182	5.27
Credit card - foreign	866	5.20	742	4.33	472	3.04
Direct/Indirect consumer	5,381	5.40	4,341	5.20	2,485	3.10
Other consumer	202	6.11	203	5.87	162	4.06

Total consumer	21,426	3.52	16,658	2.83	9,244	1.70

Commercial - domestic (2)	5,264	2.29	4,339	1.98	3,878	1.86
Commercial real estate	1,756	2.33	1,465	2.26	1,206	1.92
Commercial lease financing	238	1.08	223	1.00	227	1.03
Commercial - foreign	364	1.09	386	1.25	336	1.08

Total commercial (3)	7,622	2.11	6,413	1.90	5,647	1.74

Allowance for loan and lease losses	29,048	3.00	23,071	2.49	14,891	1.71
Reserve for unfunded lending commitments (4)	1,357		421		507

Allowance for credit losses	$30,405		$23,492		$15,398

(1)	Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans measured in accordance with SFAS 159 for each loan and lease category. Loans measured at fair value include commercial - domestic loans of $4.8 billion, $3.5 billion and $3.9 billion, commercial - foreign loans of $2.5 billion, $1.7 billion and $949 million, and commercial real estate loans of $89 million, $203 million and $240 million at March 31, 2009, December 31, 2008 and March 31, 2008.
(2)	Includes allowance for small business commercial - domestic loans of $3.1 billion, $2.4 billion and $2.0 billion at March 31, 2009, December 31, 2008 and March 31, 2008.
(3)	Includes allowance for loan and lease losses for impaired commercial loans of $1.1 billion, $691 million and $242 million at March 31, 2009, December 31, 2008 and March 31, 2008.
(4)	The majority of the increase from December 31, 2008 relates to the fair value of the acquired Merrill Lynch unfunded lending commitments, excluding commitments accounted for under SFAS 159.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	37

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries

Global Card Services - Reconciliation

(Dollars in millions)

	First Quarter 2009			Fourth Quarter 2008			Third Quarter 2008
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$ 5,207	$ (2,391)	$ 2,816	$ 5,237	$ (2,299)	$ 2,938	$ 4,861	$ (2,207)	$ 2,654
Noninterest income:
Card income	2,115	244	2,359	2,469	482	2,951	2,290	507	2,797
All other income	135	(35)	100	239	(40)	199	534	(54)	480

Total noninterest income	2,250	209	2,459	2,708	442	3,150	2,824	453	3,277

Total revenue, net of interest expense	7,457	(2,182)	5,275	7,945	(1,857)	6,088	7,685	(1,754)	5,931

Provision for credit losses	8,221	(2,182)	6,039	5,723	(1,857)	3,866	5,468	(1,754)	3,714
Noninterest expense	2,075	—	2,075	2,178	—	2,178	2,406	—	2,406

Income (loss) before income taxes	(2,839)	—	(2,839)	44	—	44	(189)	—	(189)
Income tax expense (benefit) (3)	(1,070)	—	(1,070)	18	—	18	(63)	—	(63)

Net income (loss)	$ (1,769)	$ —	$ (1,769)	$ 26	$ —	$ 26	$ (126)	$ —	$ (126)

Balance sheet
Average - total loans and leases	$224,406	$(102,672)	$121,734	$228,519	$ (99,116)	$129,403	$234,814	$(105,919)	$128,895
Period end - total loans and leases	218,031	(105,392)	112,639	228,573	(100,960)	127,613	231,146	(102,048)	129,098

	Second Quarter 2008			First Quarter 2008
	Managed Basis (1)	Securitization Impact (2)	Held Basis	Managed Basis (1)	Securitization Impact (2)	Held Basis
Net interest income (3)	$ 4,680	$ (2,140)	$ 2,540	$ 4,527	$ (2,055)	$ 2,472
Noninterest income:
Card income	2,554	557	3,111	2,720	704	3,424
All other income	204	(60)	144	621	(65)	556

Total noninterest income	2,758	497	3,255	3,341	639	3,980

Total revenue, net of interest expense	7,438	(1,643)	5,795	7,868	(1,416)	6,452

Provision for credit losses	4,071	(1,643)	2,428	4,312	(1,416)	2,896
Noninterest expense	2,378	—	2,378	2,199	—	2,199

Income before income taxes	989	—	989	1,357	—	1,357
Income tax expense (3)	330	—	330	490	—	490

Net income	$ 659	$ —	$ 659	$ 867	$ —	$ 867

Balance sheet
Average - total loans and leases	$233,593	$(107,438)	$126,155	$229,147	$(105,176)	$123,971
Period end - total loans and leases	235,625	(108,520)	127,105	$229,974	(107,847)	122,127

(1)	Provision for credit losses represents provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.
(2)	The securitization impact on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

The Corporation reports Global Card Services on a managed basis. Reporting on a managed basis is consistent with the way that management evaluates the results of Global Card Services. Managed basis assumes that securitized loans were not sold and presents earnings on these loans in a manner similar to the way loans that have not been sold (i.e., held loans) are presented. Loan securitization is an alternative funding process that is used by the Corporation to diversify funding sources. Loan securitization removes loans from the Consolidated Balance Sheet through the sale of loans to an off-balance sheet qualified special purpose entity which is excluded from the Corporation’s Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States (GAAP).

The performance of the managed portfolio is important in understanding Global Card Services’ results as it demonstrates the results of the entire portfolio serviced by the business. Securitized loans continue to be serviced by the business and are subject to the same underwriting standards and ongoing monitoring as held loans. In addition, retained excess servicing income is exposed to similar credit risk and repricing of interest rates as held loans. Global Card Services’ managed income statement line items differ from a held basis reported as follows:

•

Managed net interest income includes Global Card Services’ net interest income on held loans and interest income on the securitized loans less the internal funds transfer pricing allocation related to securitized loans.

•

Managed noninterest income includes Global Card Services’ noninterest income on a held basis less the reclassification of certain components of card income (e.g., excess servicing income) to record managed net interest income and provision for credit losses. Noninterest income, both on a held and managed basis, also includes the impact of adjustments to the interest-only strip that are recorded in card income as management continues to manage this impact within Global Card Services.

•	Provision for credit losses represents the provision for credit losses on held loans combined with realized credit losses associated with the securitized loan portfolio.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	38

Exhibit A: Non-GAAP Reconciliations - continued

Bank of America Corporation and Subsidiaries

All Other - Reconciliation

(Dollars in millions)

	First Quarter 2009			Fourth Quarter 2008			Third Quarter 2008
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$ (1,780)	$ 2,391	$ 611	$ (1,859)	$ 2,299	$ 440	$ (2,328)	$ 2,207	$ (121)
Noninterest income:
Card income (loss)	534	(244)	290	368	(482)	(114)	538	(507)	31
Equity investment income (loss)	1,326	—	1,326	(387)	—	(387)	(326)	—	(326)
Gains (losses) on sales of debt securities	1,471	—	1,471	783	—	783	(3)	—	(3)
All other income (loss)	2,591	35	2,626	(283)	40	(243)	112	54	166

Total noninterest income	5,922	(209)	5,713	481	(442)	39	321	(453)	(132)

Total revenue, net of interest expense	4,142	2,182	6,324	(1,378)	1,857	479	(2,007)	1,754	(253)

Provision for credit losses	(677)	2,182	1,505	(613)	1,857	1,244	(996)	1,754	758
Merger and restructuring charges	765	—	765	306	—	306	247	—	247
All other noninterest expense	291	—	291	184	—	184	(27)	—	(27)

Income (loss) before income taxes	3,763	—	3,763	(1,255)	—	(1,255)	(1,231)	—	(1,231)
Income tax expense (benefit) (3)	792	—	792	(738)	—	(738)	(539)	—	(539)

Net income (loss)	$ 2,971	$ —	$ 2,971	$ (517)	$ —	$ (517)	$ (692)	$ —	$ (692)

Balance sheet

Average - total loans and leases	$168,450	$102,672	$271,122	$145,237	$ 99,116	$244,353	$146,303	$105,919	$252,222
Period end - total loans and leases	164,638	105,392	270,030	136,160	100,960	237,120	146,364	102,048	248,412

	Second Quarter 2008			First Quarter 2008
	Reported Basis (1)	Securitization Offset (2)	As Adjusted	Reported Basis (1)	Securitization Offset (2)	As Adjusted
Net interest income (3)	$ (1,914)	$ 2,140	$ 226	$ (1,856)	$ 2,055	$ 199
Noninterest income:
Card income (loss)	596	(557)	39	663	(704)	(41)
Equity investment income	710	—	710	268	—	268
Gains on sales of debt securities	131	—	131	220	—	220
All other income (loss)	(86)	60	(26)	(264)	65	(199)

Total noninterest income	1,351	(497)	854	887	(639)	248

Total revenue, net of interest expense	(563)	1,643	1,080	(969)	1,416	447

Provision for credit losses	(1,033)	1,643	610	(1,128)	1,416	288
Merger and restructuring charges	212	—	212	170	—	170
All other noninterest expense	71	—	71	176	—	176

Income (loss) before income taxes	187	—	187	(187)	—	(187)
Income tax expense (benefit) (3)	(42)	—	(42)	49	—	49

Net income (loss)	$229	$ —	$ 229	$ (236)	$ —	$ (236)

Balance sheet
Average - total loans and leases	$117,503	$107,438	$224,941	$133,883	$105,176	$239,059
Period end - total loans and leases	95,825	108,520	204,345	127,185	107,847	235,032

(1)	Provision for credit losses represents provision for credit losses in All Other combined with the Global Card Services’ securitization offset.
(2)	The securitization offset on net interest income is on a funds transfer pricing methodology consistent with the way funding costs are allocated to the businesses.
(3)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	39

Appendix: Selected Slides from the

First Quarter 2009 Earnings Release Presentation

Information for periods beginning July 1, 2008 include the Countrywide acquisition. Information for the period beginning January 1, 2009 includes the

Merrill Lynch acquisition. Prior periods have not been restated.

This information is preliminary and based on company data available at the time of the presentation.	40

Investment Banking Fees - 1Q09

Investment Banking and Global Markets Investment Banking Fees

($ in millions) Reported “Pooled” 1 Increase (decrease) over

1Q09 4Q08 4Q08 Reported “Pooled” 1

Merger & Advisory fees $ 290 $ 107 $ 375 $ 183 $(85)

Debt underwriting

Investment grade 295 135 241 160 54

Leveraged finance 169 160 193 9 (24)

Other 180 134 220 46 (40)

Total Debt underwriting 644 429 654 215 (10)

Equity underwriting 167 224 545 (57) (378)

Total Investment Banking Fees $ 1,101 $ 760 $ 1,574 $ 341 $ (473)

• Investment banking fees in 1Q09 were up $341 million from 4Q08 as lower market fee pools were offset by the addition of Merrill Lynch

• From a “pooled view” versus 4Q08, fees were down primarily in equities as the IPO market and average deal size shrunk

• Bank of America Merrill Lynch was No. 2 in global and U.S. investment banking fees during 1Q09

• Bank of America Merrill Lynch was No. 1 based on volume in:

• U.S. equity capital markets

• U.S. high yield debt, leveraged and syndicated loans

• A top-five advisor on mergers and acquisitions globally and in the U.S.

• Lead advisor and/or underwriter in many well known deals announced during the quarter

Source for rankings – Dealogic

1 “Pooled” represents fees from the two legacy companies in 4Q08 1

Key Capital Markets Risk Exposures - 1Q09

Leveraged Loans

o Funded commitments carried at $4.4 billion or 52% of gross value

- 1Q09 markdown of $98 million

- Pre-market disruption exposure carried at $3.1 billion or 45% of gross value

- On a “pooled basis” total Bank of America and Merrill Lynch exposure in June of 2007 was $85 billion

Capital Markets Commercial Mortgage related

o Total commitments carried at $7.3 billion with $6.4 billion funded

- 1Q09 markdown of $174 million predominantly floating rate positions

- Carrying approximately $5.5 billion of acquisition related large floating rate loans at roughly 75% of gross value

- 1Q09 markdown of $150 million on equity positions on acquisition related exposures

- Additionally, $3.8 billion of loans associated with the Merrill Lynch acquisition were transferred to the accrual book at 82%

Key Capital Markets Risk Exposures - 1Q09

Super Senior CDO related

($ in millions) Total

Retained Total Super Senior

Subprime Positions Subprime Non subprime CDO

Hedged $ 1,174 $ - $ 1,174 $ 854 $ 2,028

Unhedged 1,361 1,824 3,185 1,950 5,135

Total $ 2,535 $ 1,824 $ 4,359 $ 2,804 $ 7,163

o 1Q09 markdown of $525 million includes monoline insurance marks

o $3.2 billion unhedged subprime exposure including retained bonds carried at 25%

o $1.2 billion hedged subprime exposure carried at 15%

o $1.95 billion unhedged non-subprime exposure carried at 65% Credit Default Swaps with Monoline Financial Guarantors

($ in millions) Super Senior Other guaranteed

CDOs Positions

Notional $ 5,592 $ 55,898

Mark to market or guarantor receivable 4,199 14,731

Credit Valuation Adjustment (2,513) (6,003)

Net mark to market of receivable 1,686 8,728

Carry value % 60% 41%

1Q09 writedown (259) (960)

o Super senior CDO wrap notional of $5.6 billion

- $4.2 billion receivable with a 60% reserve

- 1Q09 markdown of $259 million

o Other guaranteed exposure notional of $56 billion

- $14.7 billion receivable with a 41% reserve

3 - 1Q09 markdown of $960 million

Asset Quality – Held Basis*

($ in millions) 1Q09 Increase from 4Q08 in

Net charge-offs Reserve Build Provision Net charge-offs Reserve Build Provision

Residential mortgage $ 785 $ 1,134 $ 1,919 $ 319 $ 1,120 $ 1,439

Home Equity 1,681 643 2,324 568 59 627

Credit Card 1,612 1,542 3,154 206 986 1,192

Consumer lending 921 775 1,696 176 320 496

Countrywide impaired - 853 853 - 103 103

Other consumer 440 254 694(12) 70 58

Total Consumer 5,439 5,201 10,640 1,257 2,658 3,915

Small business 633 675 1,308 71 479 550

Commercial Real Estate 455 290 745 73 201 274

Other Commercial 415 244 659 - 72 72

Total Commercial 1,503 1,209 2,712 144 752 896

Unfunded lending commitments - 28 28 - 34 34

Total 6,942 6,438 13,380 1,401 3,444 4,845

• Credit quality deteriorated further during the quarter as the impacts of the recessionary environment worsened. Consumers continued to experience high levels of stress from depreciating home prices, rising unemployment and underemployment

• The commercial portfolio losses were impacted by small business and deterioration in the commercial real estate portfolio. Although losses did not increase outside of commercial real estate, the commercial portfolio did see an increase in criticized exposure and nonperforming loans from the widespread effects of the economy

• Held net charge-offs increased to 2.85%, up 49 basis points from 4Q08

• Managed net losses increased to 3.40%, up 56 basis points from 4Q08

• Allowance for loan losses covers 3% of loans and, including the reserve for unfunded commitments, is $30.4 billion

* Schedule reflects a held basis. Managed losses would add $2,182 in 1Q09, an increase of $325 million from 4Q08 4

Consumer Credit Card Asset Quality

Ending Managed Balances and Net Loss Ratios

$225 $173.4 10%

$200 $183.8 $187.2 $183.4 $182.2 8.6% 8%

$175 7.2%

($ in billions) 6.0% 6.4% 5%

$150 5.2%

$125 3%

$100 0%

1Q08 2Q08 3Q08 4Q08 1Q09

End bal. Net loss ratio

Unemployment Rates

10.0%

8.5%

8.0% 7.2%

6.2%

5.6%

6.0% 4.6% 4.7% 4.9% 5.1%

4.0%

2.0%

2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09

Consumer Credit Card – Managed Basis 1

• Net losses increased $531 million to $3.8 billion as the loss ratio climbed 146 basis points to 8.62%

– US credit card portfolio refreshed FICO of 681 while originated average FICO was 761 in 1Q09

– California and Florida represent 24% of balances but 34% of managed losses

– Losses impacted by unemployment and remain higher in geographies of housing stress

• 30+ delinquencies increased 117 basis points to 7.85% of loans

• 90+ delinquencies increased 83 basis point to 3.99% of loans

• Unused commitments were reduced over $200 billion in 1Q09, principally on inactive accounts

1 Credit Card includes U.S. consumer, Europe and Canada credit card 5

Home Loan Asset Quality

Ending Residential Mortgage Balances and

$300 Net Charge-off Ratios 2%

$266.1 $257.1 $261.6

$248.1

$235.5 1.20%

($ in billions) $200 0.73% 1%

$ 0.37%

0.24%

0.10%

$100 0%

1Q08 2Q08 3Q08 4Q08 1Q09

End bal. Net charge-off ratio

Residential Mortgage

• Net charge-offs increased $319 million to $785 million as the loss ratio climbed 47 basis points to 1.20%

– Adjusted for the expected benefit of Resi Wrap protection, the loss rate would be 0.95%

– CRA portfolio still drove a disproportionate share of losses (7% of loans with 4.4% loss rate)

– Loans with >90% RLTV represented 25% of the portfolio reflecting home price deterioration

– CA and FL represented 43% of the portfolio but 59% of losses

• Allowance covers 1.09% of loans

• Nonperforming loans increased $3.8 billion from 4Q08 and now represents 4.13% of loans. The increase was driven by the performance of 2006/2007 vintages

• 30+ performing past dues were flat compared to 4Q08 but, with loan balance increases, the ratio declined 17 bps to 3.04% of loans

Ending Home Equity Balances and

$200 Net Charge-off Ratios 5%

$157.6

$151.8 $152.5

$150 4.3%

$118.4 $121.4

($ in billions) $100 3.1% 2.9% 3%

2.5%

$50 1.7%

$0 0%

1Q08 2Q08 3Q08 4Q08 1Q09

End bal. Net charge-off ratio

Home Equity

• Net charge-offs increased $568 million to $1.7 billion as the loss ratio climbed 138 basis points to 4.30%

– Loans with >90% RCLTV represent 42% of portfolio reflecting home price deterioration

– CA and FL represent 41% of the portfolio but 61% of losses

• Allowance covers 4.73% of loans

• Nonperforming loans increased $928 million from 4Q08 and now represents 2.28% of loans

• 30+ performing past dues declined slightly 1Q09 compared to 4Q08 and the ratio to loans declined 7 bps to 1.68%

Direct/Indirect

Ending Direct/Indirect Balances and
Net Charge-off Ratios
($ in billions)
$125
$100
$75
$50
$25
$0
6%
5%
4%
3%
1%
0%
$80.2
$84.9
$82.8
$83.4
$99.7
2.8%
3.2%
3.9%
5.0%
5.0%
1Q08
2Q08
3Q08
4Q08
1Q09
End bal.
Net charge-off ratio

Ending Consumer Lending Balances and
Net Charge-off Ratios
($ in billions)
$40
$30
$20
$10
$0
15%
13%
10%
8%
5%
3%
0%
$26.2
$28.4
$28.6
$28.2
$26.6
5.7%
7.1%
8.4%
10.4%
13.5%
1Q08
2Q08
3Q08
4Q08
1Q09
End bal.
Net charge-off ratio

Direct/Indirect Loans

Consumer Lending (part of Direct/Indirect)

7

Bank of America

Direct/Indirect

Direct/Indirect Loans

• Ending loans included $17 billion increase from adding Merrill Lynch securities based lending

• Net charge-offs increased $195 million to $1.2 billion as the loss ratio remained flat at 5.03% (up 100bps excluding Merrill Lynch)

– Driven by Consumer Lending and Dealer Financial Services from both borrower and collateral stress

• Allowance was increased to cover 5.40% of loans

• Dealer Finance portfolio of $40.1 billion had a 26 basis point increase in loss rate to 2.78%

– The auto portfolio of $26.7 billion had a 46bps increase in loss rate to 2.48%

– Includes auto originations, auto purchased loan portfolios and marine/RV

• 30+ delinquencies decreased 61 basis points to 4.16% of loans (up 24bps excluding Merrill Lynch)

Ending Consumer Lending Balances and

$40 Net Charge-off Ratios $26.6 15%

$28.4 $28.6 $28.2 13%

$30 $26.2 13.5%

8.4% 10%

7.1% 10.4%

($ in billions) $20 5.7% 8%

5%

$10

3%

$0 0%

1Q08 2Q08 3Q08 4Q08 1Q09

End bal. Net charge-off ratio

Consumer Lending (part of Direct/Indirect)

• Consumer Lending portfolio of $26.6 billion had a 316 basis point increase in loss rate to 13.53%

• Allowance was increased to cover 15.9% of loans

Ending Direct/Indirect Balances and

$125 Net Charge-off Ratios 6%

$83.4 $99.7

$100 $84.9 5%

$80.2 $82.8 5.0% 5.0%

$75 4%

($ in billions) 3.9%

$50 3.2% 3%

2.8%

$25 1%

$0 0%

1Q08 2Q08 3Q08 4Q08 1Q09

End bal. Net charge-off ratio

Consumer Asset Quality Key Indicators

($ in millions)

Residential Mortgage Home Equity Discontinued Real Estate

1Q09 4Q08 1Q09 4Q08 1Q09 4Q08

Excluding Excluding Excluding Excluding Excluding Excluding

the SOP the SOP the SOP the SOP the SOP the SOP

As 03-3 As 03-3 As 03-3 As 03-3 As 03-3 As 03-3

Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1 Reported Portfolio 1

Loans EOP $ 261,583 $ 251,637 $ 248,063 $ 238,049 $ 157,645 $ 143,754 $ 152,483 $ 138,384 $ 19,000 $ 2,222 $ 19,981 $ 1,884

Loans Avg 265,121 255,389 253,560 244,515 158,575 144,610 151,943 137,803 19,386 1,885 21,324 2,189

Net losses $ 785 $ 785 $ 466 $ 466 $ 1,681 $ 1,681 $ 1,113 $ 1,113 $ 15 $ 15 $ 19 $ 19

% of avg loans 2 1.202% 1.25% 0.73% 0.76% 4.30% 4.71% 2.92% 3.22% 0.31% 3.15% 0.36% 3.48%

Allowance for loan losses $ 2,856 $ 2,856 $ 1,382 $ 1,382 $ 7,457 $ 5,862 $ 5,385 $ 5,219 $ 67 $ 59 $ 658 $ 74

% of Loans 1.09% 1.14% 0.56% 0.58% 4.73% 4.08% 3.53% 3.77 0.35% 2.66% 3.29% 3.91

Avg. refreshed (C)LTV 3 74 71 87 83 74 73

90%+ refreshed (C)LTV 3 25% 23% 42% 37% 16% 13%

Avg. refreshed FICO 726 729 716 717 687 697

% below 620 FICO 10% 8% 11% 10% 25% 17%

1 Represents the SOP 03-3 portfolio acquired from Countrywide

2 Adjusting for the benefit of Resi Wrap protection, the residential mortgage as reported loss rate would be 0.95% in 1Q09 and 0.62% in 4Q08

3 Loan to value (LTV) calculations applied to the residential mortgage and discontinued real estate portfolio. Combined loan to value (CLTV) calculations apply to the home equity portfolio

Consumer Asset Quality Key Indicators (cont’d)

($ in millions)

Total Managed

Credit Card Other 1 Consumer

Held Managed

1Q09 4Q08 1Q09 4Q08 1Q09 4Q08 1Q09 4Q08

Loans EOP $ 67,960 $ 81,274 $173,352 $182,234 $102,992 $ 86,878 $714,572 $689,639

Loans Avg 75,818 82,117 178,490 181,233 104,148 86,875 725,720 694,935

Net losses $ 1,612 $ 1,406 $ 3,794 $ 3,263 $ 1,346 $ 1,178 $ 7,621 $ 6,039

% of avg loans 8.62% 6.82% 8.62% 7.16% 5.24% 5.39% 4.26% 3.46%

Allowance for loan losses $ 5,463 $ 4,689 $ 5,583 $ 4,544 $ 21,426 $ 16,658

% of Loans 8.04% 5.77% 5.42% 5.23% 3.52% 2.83%

o The average refreshed FICO for the U.S. Credit Card portfolio was 684 at 4Q08 compared to 681 at 1Q09; the percentage below 620 FICO was 17% at 4Q08 compared to 19% at 1Q09

1 Other primarily consists of the following portfolios of loans: Consumer Lending and Dealer Financial Services

Consumer Asset Quality Key Indicators - SOP 03-3 Countrywide Portfolio 1

($ in millions)

Residential

Mortgage Home Equity Discontinued Real Estate

1Q09 4Q08 1Q09 4Q08 1Q09 4Q08

Loans EOP $ 9,946 $ 10,014 $ 13,891 $ 14,099 $ 16,778 $ 18,097

Net losses 264 202 890 722 936 719

o The net losses shown on this table are not included in the net losses reported by the company as these loans were considered impaired and written down to fair value at acquisition in accordance with SOP 03-3

o 1Q09 includes an increase in the valuation allowance through provision of $853 million compared to $750 million in 4Q08

o The carrying value at 03/31/09 of the impaired loan portfolio is 74% of the outstanding principal balance

1 The table presents outstandings net of purchase accounting adjustments, valuation allowances and net losses

Commercial Asset Quality Key Indicators 1

($ in millions)

Commercial Real Commercial Lease

Commercial 2 Estate Small Business Financing Total Commercial

1Q09 4Q08 1Q09 4Q08 1Q09 4Q08 1Q09 4Q08 1Q09 4Q08

Loans EOP $244,413 $231,108 $ 75,270 $ 64,701 $ 18,772 $ 19,145 $ 22,017 $ 22,400 $360,472 $337,354

Loans Avg 250,411 234,393 72,022 64,335 19,042 19,329 22,056 22,069 363,531 340,126

Net charge-offs $ 348 $ 384 $ 455 $ 382 $ 633 $ 562 $ 67 $ 31 $ 1,503 $ 1,359

% of avg loans 0.56% 0.65% 2.56% 2.36% 13.47% 11.55% 1.22% 0.57% 1.68% 1.59%

90+ Performing DPD $ 505 $ 388 $ 86 $ 52 $ 797 $ 640 $ 26 $ 23 $ 1,414 $ 1,103

% of Loans 0.20% 0.16% 0.11% 0.08% 4.24% 3.34% 0.12% 0.10% 0.39% 0.33%

Nonperforming loans $ 3,322 $ 2,330 $ 5,662 $ 3,906 $ 224 $ 205 $ 104 $ 56 $ 9,312 $ 6,497

% of Loans 1.36% 1.01% 7.52% 6.04% 1.19% 1.07% 0.47% 0.25% 2.58% 1.93%

Allowance for loan losses $ 2,561 $ 2,333 $ 1,756 $ 1,465 $ 3,067 $ 2,392 $ 238 $ 223 $ 7,622 $ 6,413

% of Loans 1.05% 1.01% 2.33% 2.26% 16.34% 12.49% 1.08% 1.00% 2.11% 1.90%

Reservable Criticized

Utilized Exposure 3 $ 28,100 $ 20,422 $ 17,553 $ 13,830 $ 1,533 $ 1,334 $ 1,474 $ 1,352 $ 48,660 $ 36,937

% of Total Exposure 8.90% 6.73% 21.81% 19.73% 8.14% 6.94% 6.70% 6.03% 11.13% 8.90%

1 Does not include certain commercial loans measured at fair value in accordance with SFAS 159

2 Includes Commercial - Domestic and Commercial - Foreign

3 Excludes utilized exposure which is marked to market including Derivatives, Foreclosed Property, Assets Held for Sale and FVO loans

Commercial Real Estate

Homebuilders

• Homebuilder utilized balances at 1Q09, included in commercial real estate, decreased $294 million to $11.4 billion compared to 4Q08. These utilized balances are included in total exposure of $15.2 billion

– Reservable criticized utilized exposure increased $103 million to $7.7 billion (44% of reservable criticized utilized commercial real estate exposure)

– NPAs rose $687 million to $3.7 billion (62% of commercial real estate NPAs)

– 1Q09 charge-offs were $301 million compared to $355 million in 4Q08

• Homebuilder construction and land development utilized balances at 1Q09 decreased $512 million to $8.8 billion compared to 4Q08

– Reservable criticized utilized exposure increased $251 million to $6.9 billion

– NPAs rose $615 million to $3.2 billion

Liquidity Enhanced

• Liquidity position has been strengthened significantly during the quarter through balance sheet management actions as well as utilization of government funding facilities

– Cash levels increased $140 billion from 4Q08 level

1Q09 4Q08 Change

Cash and Cash Equivalents $ 173,460 $ 32,857 $ 140,603

– Time to required funding increased to top of target range at 27 months

1Q09 4Q08 Change

Time to Required Funding 27 months 23 months 4 months

– Deposit levels increased

1Q09 4Q08 Change

Total Deposits $ 953,508 $ 882,997 $ 70,511